SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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Filed by a Party other than the Registrant [ _ ]

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[ _ ] Preliminary Proxy Statement
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[ X ] Definitive Proxy Statement
[ _ ] Definitive Additional Materials
[ _ ] Soliciting Material Pursuant to Section 240.14a-12

Cirrus Logic, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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JASON P. RHODE
President and Chief Executive Officer

May 30, 2012

To our Stockholders:

     I am pleased to invite you to attend the annual meeting of stockholders of Cirrus Logic, Inc. to be held on Thursday, July 26, 2012, at 11:00 a.m. at Cirrus Logic, Inc., 800 West 6th Street, Austin, Texas 78701. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

     We are also pleased to be furnishing proxy materials to our stockholders using the Internet. We believe this process expedites stockholders’ receipt of proxy materials and lowers the cost of our annual meeting. Instead of mailing a paper copy of our proxy materials to our stockholders, we are mailing a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

     Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. Although you may vote in person at the annual meeting, you may also vote over the Internet, as well as by telephone, or by mailing a proxy card. Voting over the Internet, by telephone, or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the Notice of Internet Availability or the proxy card regarding each of these voting options.

     Cirrus Logic values the participation of its stockholders. Your vote is an important part of our system of corporate governance and I strongly encourage you to participate.

Sincerely,

Jason P. Rhode
President and Chief Executive Officer

A copy of Cirrus Logic, Inc.’s Annual Report on Form 10-K is included with this Proxy Statement. Copies of these documents are available on our Web site at www.cirrus.com. You also may receive copies of these documents at no charge upon request directed to:

Cirrus Logic Investor Relations
800 West 6th Street, Austin, Texas 78701
telephone: (512) 851-4125; email: Investor.Relations@cirrus.com

Annual Stockholders’ Meeting

July 26, 2012
YOUR VOTE IS IMPORTANT

Notice

Cirrus Logic, Inc. (the “Company,” “our,” or “we”) will hold its 2012 Annual Meeting of Stockholders as follows:

Thursday, July 26, 2012
11:00 A.M. (Central Daylight Time)
Cirrus Logic, Inc.
800 West 6th Street
Austin, Texas 78701

At the meeting, stockholders will vote on the following matters:

(i)	the election of six Company directors for one-year terms;

(ii)	the ratification of the appointment of Ernst &Young LLP (“Ernst & Young”) as our independent registered public accounting firm;

(iii)	an advisory (non-binding) vote to approve named executive officer compensation; and

(iv)	such other business as may properly come before the meeting.

You can vote four different ways. You can vote by attending the meeting, by telephone, by the Internet, or by proxy card. For specific voting information, please see “Questions and Answers about the Proxy Materials, the Annual Meeting, and Voting Procedures” on page 2.

Stockholders of record at the close of business on May 29, 2012 (the “Record Date”), are entitled to vote. On that day, approximately 65 million shares of the Company common stock were outstanding. Each share entitles the holder to one vote.

The Board of Directors of the Company asks you to vote in favor of these proposals. This proxy statement provides you with detailed information about each proposal. We are also using this proxy statement to discuss our corporate governance and compensation practices and philosophies.

We encourage you to read this proxy statement carefully. In addition, you may obtain information about the Company from the Annual Report to Stockholders and from other documents that we have filed with the Securities and Exchange Commission.

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Thursday, July 26, 2012

Cirrus Logic, Inc.
800 West 6th Street
Austin, Texas 78701
www.cirrus.com

These proxy materials are furnished to you in connection with the solicitation of proxies by the Board of Directors (“Board”) of Cirrus Logic, Inc. (the “Company,” “our,” or “we”) for use at our 2012 Annual Meeting of Stockholders and any adjournments or postponements of the meeting (the “Annual Meeting”). The Annual Meeting will be held on July 26, 2012, at 11:00 a.m., central time, at our principal executive offices, 800 West 6th Street, Austin, Texas 78701.

Beginning on or about June 13, 2012, Cirrus has made available on the Internet or delivered paper copies of these proxy materials by mail in connection with the solicitation of proxies by the Board of Cirrus for proposals to be voted on at the Company’s Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS,
THE ANNUAL MEETING, AND VOTING PROCEDURES

Q:	Why am I receiving these materials?
A:	Our Board, on behalf of the Company, is soliciting your proxy for the annual meeting of stockholders to take place on July 26, 2012. As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?
A:	The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our 2012 Annual Report to Stockholders on Form 10-K for the fiscal year ended March 31, 2012, is also included.

If you requested and received a copy of these materials by mail or e-mail, then the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.

Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
A:	We are complying with the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet, or alternatively, request to receive a copy of the proxy materials by mail or e-mail.

Q.	How can I access the proxy materials over the Internet?
A:	Your notice about the Internet availability of the proxy materials contains instructions regarding how to:

  view our proxy materials for the Annual Meeting on the Internet;
  request a paper copy of our proxy materials for the Annual Meeting; and
  instruct us to send our future proxy materials to you electronically by e-mail.

Q:	How may I obtain a paper copy of the proxy materials?
A:	Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions regarding how to obtain a paper copy of the proxy materials in their notice.

Q:	What if I receive more than one notice about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?
A:	If you receive more than one Notice or set of proxy materials, it means your shares are registered differently or are in more than one account. To vote all your shares by proxy, you must vote for all notices you receive, or for all proxy cards and voting instruction cards you received upon request.

Q:	What proposals will be voted on at the meeting?
A:	There are three proposals scheduled to be voted on at the meeting:

  the election of six directors;
  the ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm; and
  an advisory (non-binding) vote to approve named executive officer compensation.

Q:	What is Cirrus Logic’s voting recommendation?
A:	Our Board recommends that you vote your shares as follows:

  “FOR” each of the director nominees;
  “FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm; and
  “FOR” the approval, on a non-binding, advisory basis, of our named executive officer compensation as described in this Proxy Statement

Q:	Who is entitled to vote at the Annual Meeting?
A:	Stockholders of record at the close of business on May 29, 2012 (the “Record Date”) are entitled to vote.

Q:	What shares owned by me can be voted?
A:	All shares owned by you as of the close of business on the Record Date may be voted by you. These shares include (1) shares held directly in your name as the stockholder of record, including shares purchased through the Company’s Employee Stock Purchase Plan, and (2) shares held for you as the beneficial owner through a stockbroker or bank.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	Most stockholders of the Company hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the stockholder of record, and you have the right to vote by proxy by following the instructions in the Notice of Internet Availability of the proxy materials or to vote in person at the meeting.

Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares at the meeting unless you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

Q:	How can I vote my shares in person at the meeting?
A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy in advance of the meeting so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

Q:	How can I vote my shares without attending the meeting?
A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or by submitting voting instructions to your broker or other nominee for shares held in street name. In most instances, you will be able to do this over the Internet, by telephone, or by mail. If you are the stockholder of record, please refer to the summary instructions below and those included on your Notice of Internet Availability of the proxy materials. If you hold shares in street name, you should refer to the voting instruction card provided to you by your broker or nominee. Stockholders who have requested and received a paper copy of a proxy card or voting instruction card by mail may also vote over the Internet by following the instructions included with those materials.

BY INTERNET— If you have Internet access, you may vote by following the instructions on the Notice of Internet Availability of the proxy materials. If you have requested and received a paper copy of a proxy card or voting instruction card, you may also vote over the Internet by following the instructions included with those materials.

BY TELEPHONE— If you have requested and received a paper copy of a proxy card or voting instruction card, you may vote by telephone by following the instructions on the proxy card. You will need to have the control number that appears on your Notice of Internet Availability of the proxy materials available when voting by telephone.

BY MAIL— If you have requested and received a paper copy of a proxy card or voting instruction card by mail, you may submit a proxy by signing your proxy card and mailing it in the enclosed, postage prepaid and addressed envelope. If you sign but do not provide instructions, your shares will be voted as described in “How Are Votes Counted?” below.

Q:	What if I hold shares in street name and do not transmit voting instructions before the stockholder meeting to my broker or nominee?
A:	Effective January 1, 2010, your broker is no longer permitted to vote on your behalf on non-routine matters if you are a beneficial owner of shares held in street name and you do not transmit your voting instructions before the stockholder meeting to your broker or nominee. The election of directors (Proposal 1) and the advisory vote to approve named executive officer compensation (Proposal 3) are considered non-routine matters. Therefore, if you do not transmit your voting instructions to your broker or other nominee, then they cannot vote on these non-routine matters and your vote will be counted as “broker non-votes” as further described in the response to “How are abstentions and broker non-votes counted?” below.

Q:	Can I revoke my proxy?
A:	You may revoke your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may revoke your proxy instructions by granting a new proxy bearing a later date (that automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically request it to be revoked. For shares held beneficially by you, you may revoke your proxy by submitting a new proxy to your broker or nominee.

Q:	What is the quorum requirement for the meeting?
A:	The quorum requirement for holding the meeting and transacting business is the presence, either in person or represented by proxy, of the holders of a majority of the outstanding shares entitled to be voted at the Annual Meeting. For this year’s annual meeting, both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	How are votes counted?
A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the proposal to ratify the selection of Ernst & Young and the advisory vote on named executive officer compensation, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you “ABSTAIN” on these matters, it has the same effect as a vote “AGAINST.”

If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Q:	What is the voting requirement to approve each of the proposals?
A:	In the election of directors, the six persons receiving the highest number of “FOR” votes will be elected. All other proposals require the affirmative “FOR” vote of a majority of those shares present, either in person or represented by proxy, and entitled to vote. If you are a beneficial owner and do not provide your broker or nominee with voting instructions on a non-routine matter such as a director election, your shares may constitute broker non-votes, as described in “How are abstentions and broker non-votes counted?” below. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Q:	How are abstentions and broker non-votes counted?
A:	Abstentions are counted as present for purposes of determining the shares present and entitled to vote. However, an abstention is not a vote cast for purposes of counting votes, and therefore the effect of an abstention will be the same effect as a vote against a proposal as described in “How are votes counted?” above. Broker non-votes are not counted as shares present and entitled to be voted with respect to a matter on which the beneficial owner has expressly not voted. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote the shares.

Q:	How can I obtain an admission ticket for the meeting?
A:	Two cut-out admission tickets are included on the back of this proxy statement. A limited number of tickets are available for additional joint owners. To request additional tickets, please contact the Company’s Corporate Secretary at our headquarters. If you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a stockholder of record as of the close of business on the Record Date, and you bring proof of identification. If you hold your shares through a broker or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership by bringing either a copy of the Notice of Internet Availability of the proxy materials or a copy of a brokerage statement showing your share ownership as of the Record Date.

Q:	Where can I find the voting results of the meeting?
A:	We will announce preliminary voting results at the meeting and will file with the Securities and Exchange Commission via EDGAR a Current Report on Form 8-K within four business days of the meeting with the final voting results. If final voting results are not available at the time of such filing, the Company intends to disclose preliminary vote results at the time of the filing and file an amended Form 8-K within four business days after obtaining the final results.

Q:	What happens if additional proposals are presented at the meeting?
A:	Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Scott Thomas, our Corporate Secretary, and Thurman Case, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your shares for such other candidate or candidates as may be nominated by the Board.

Q:	What classes of shares are entitled to be voted?
A:	Each share of our common stock outstanding as of the Record Date is entitled to one vote on each item being voted upon at the annual meeting. On the Record Date, we had approximately 64.5 million shares of common stock outstanding.

Q:	Is cumulative voting permitted for the election of directors?
A:	No.

Q:	Who will count the votes?
A:	A representative of Broadridge Investor Communications Solutions will tabulate the votes. A representative of the Company will act as the inspector of the election.

Q:	Is my vote confidential?
A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board.

Q:	Who will bear the cost of soliciting votes for the meeting?
A:	The Company will pay the entire cost of soliciting proxies to be voted, along with the costs of preparing, assembling, printing, mailing, and distributing these proxy materials. If you choose to access the proxy materials and/or submit your proxy over the Internet or by telephone, however, you are responsible for Internet access or telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made by our directors, officers, and employees, either in person, by telephone, or by electronic communication. Our directors, officers and employees will not receive any additional compensation for the solicitation activities. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?
A:	You may make nominations and submit proposals for consideration at future stockholder meetings. Any proposal that a stockholder wishes to include in the Company’s proxy materials for the 2013 annual meeting of stockholders, in accordance with the regulations of the SEC, must be received by no later than 120 calendar days prior to the anniversary date that the Company released this proxy statement for this year’s annual meeting. The written proposal will need to comply with the regulations of the SEC under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Any proposal or nomination for election of directors that a stockholder wishes to propose for consideration at the 2013 annual meeting of stockholders, whether or not the stockholder wishes to include such proposal or nomination in our proxy statement under the applicable SEC rules, must be submitted in accordance with our Bylaws. To be considered timely, our Bylaws provide that such notice must be received at our principal executive offices no later than 120 calendar days prior to the anniversary date that the Company released this proxy statement for this year’s annual meeting. Proposals and nominations should be addressed to: Corporate Secretary, Cirrus Logic, Inc., 800 West 6th Street, Austin, Texas 78701.

Copy of Bylaw Provisions: You may contact the Company’s Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE

Board Meetings and Committees
During the fiscal year ended March 31, 2012, the Board held 7 meetings. Each director is expected to attend each meeting of the Board and the committees on which he or she serves. No director attended less than 75% of the aggregate of (i) the total number of board meetings; and (ii) the total number of meetings held by all committees of the Board on which he or she served. Directors are also expected to attend the Company’s annual meeting of stockholders absent a valid reason. All of the directors attended the Company’s 2011 annual meeting of stockholders.

We have three Board committees: Audit, Compensation, and Governance and Nominating. Each member of the Audit, Compensation, and Governance and Nominating Committees is independent in accordance with the applicable SEC rules and applicable The Nasdaq Stock Market, Inc. (the “Nasdaq”) listing standards. Each committee has a written charter that has been approved by the Board. The current members of each committee are identified in the following table, and the function of each committee is described below.

On occasion, the Board may appoint special committees or designate directors to undertake special assignments on behalf of the Board.

Governance and
Name of Director	Independent	Audit	Compensation	Nominating
John C. Carter	Yes	X	X
Timothy R. Dehne	Yes		Chair	X
Jason P. Rhode	No
William D. Sherman	Yes			Chair
Alan R. Schuele	Yes		X
Robert H. Smith	Yes	Chair		X
Susan Wang	Yes	X
Number of Meetings
Held in Fiscal Year
Ended March 31, 2012		8	6	4

Audit Committee
The Audit Committee is currently composed of three directors. The responsibilities of the Committee include:

  selecting, retaining, compensating, overseeing, evaluating and, where appropriate, terminating the Company’s independent auditors;

  resolving any disagreements between management and the independent auditors regarding financial reporting;

  adopting and implementing pre-approval policies and procedures for audit and non-audit services to be rendered by the independent auditors;

  reviewing with management and the independent auditors the financial information and the Management’s Discussion and Analysis proposed to be included in each of the Company’s Quarterly Reports on Form 10-Q prior to their filing;

  reviewing before release the unaudited interim financial results in the Company’s quarterly earnings release;

  reviewing with management and the independent auditors, at the completion of the annual audit, the audited financial statements and the Management’s Discussion and Analysis proposed to be included in the Company’s Annual Report on Form 10-K prior to its filing and provide or review judgments about the quality, not only the acceptability, of accounting principles, and such other matters required to be discussed with the independent auditors under generally accepted auditing standards;
  reviewing and approving, if appropriate, material changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management;

  establishing procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

  evaluating the professional competency of the financial staff and the internal auditors, as well as the quality of their performance in discharging their respective responsibilities.

The Board has determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements and is independent under applicable Securities and Exchange Commission rules and applicable Nasdaq listing standards. The Board has determined that Susan Wang is an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules.

For additional information relating to the Audit Committee, see the Report of the Audit Committee of the Board on page 45 of this proxy statement and the Audit Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our Web site at investor.cirrus.com.

Compensation Committee
The Compensation Committee is composed of three directors, each of whom is independent under applicable Nasdaq listing standards. The Committee reviews and approves salaries and other matters relating to executive compensation, and administers the Company’s stock incentive plans, including reviewing and granting stock incentive awards to executive officers and other employees and reviewing and approving policies and procedures for awarding grants under these plans. The Compensation Committee also reviews and recommends to the Board for approval various other Company compensation plans, policies, and matters related to the Company’s non-employee directors. For additional information relating to the Compensation Committee, see the Compensation Committee Charter, which is included as an Exhibit to this proxy statement. The charter is also available under the Corporate Governance section of our “Investors” page on our Web site at investor.cirrus.com.

Governance and Nominating Committee
The Governance and Nominating Committee is composed of three directors, each of whom is independent under the applicable Nasdaq listing standards. This Committee provides counsel to the Board with respect to Board organization, membership, and function, as well as committee structure and membership. The Committee is also responsible for defining the qualifications for candidates for director positions, evaluating qualified candidates, recommending candidates to the Board for election as directors, and proposing a slate of directors for election by stockholders at each annual meeting. For more information relating to the Governance and Nominating Committee, see the Governance and Nominating Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our Web site at investor.cirrus.com.

The Governance and Nominating Committee annually reviews the needs of the Board for various skills, experience, expected contributions, and other characteristics in determining the director candidates to be nominated at the annual meeting. The Governance and Nominating Committee will evaluate candidates for directors proposed by directors, stockholders, or management in light of the Committee’s views of the current needs of the Board for certain skills; the candidate’s background, skills, experience, or other characteristics; and the expected contributions and the qualification standards established from time to time by the Governance and Nominating Committee. If the

Committee believes that the Board requires additional candidates for nomination, the Committee may engage a third-party search firm to assist in identifying qualified candidates. All directors and nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance and Nominating Committee. Although the Board does not have a formal policy specifying how diversity should be considered in making determinations regarding nominations of directors, the Governance and Nominating Committee does take into account the benefits of diverse backgrounds, viewpoints, and experiences, as well as the benefits of a constructive working relationship among directors, when evaluating candidates for the Board.

The Governance and Nominating Committee believes that members of the Board should possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to stockholders, provide effective oversight of the management of the Company, and monitor the Company’s adherence to principles of sound corporate governance. Therefore, the Committee has determined that nominees for election as director should have the following qualifications: (i) possess the highest personal and professional ethics, integrity and values; (ii) be committed to representing the long-term interests of the Company’s stockholders; (iii) have an inquisitive and objective perspective and mature judgment; (iv) possess strong business and financial acumen and judgment acquired through education, training or experience; (v) possess experience at policy-making levels in business, government, education or technology, and in areas that are relevant to the Company’s global business activities; (vi) have experience in matters of corporate governance; (vii) have experience in positions with a high degree of responsibility in the companies or institutions with which they are affiliated; and (viii) be prepared to devote appropriate time and attention to the Board and Committee duties required of a public company board member. Additionally, for non-employee director candidates, the nominees should have personal and business circumstances that permit them to serve on one or more of the various Committees of the Board.

These are not meant to be the exclusive criteria, however, and the Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience, and expertise; the composition of the Board at the time; and other relevant circumstances.

Stockholders are able to recommend individuals to the Governance and Nominating Committee for consideration as potential director nominees by submitting their names, together with appropriate biographical information and background materials, and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least one year as of the date such recommendation is made. An eligible stockholder wishing to recommend a candidate must submit the following not less than 120 calendar days prior to the anniversary of the date the proxy was released to the stockholders in connection with the previous year’s annual meeting: (A) a recommendation that identifies the candidate and provides contact information; (B) the written consent of the candidate to serve as a director of the Company, if elected; and (C) documentation establishing that the stockholder making the recommendation is an eligible stockholder.

Recommendations should be submitted to:

          Governance and Nominating Committee
          c/o Corporate Secretary
          Cirrus Logic, Inc.
          800 West 6th Street
          Austin, Texas 78701

The Committee will consider stockholder-recommended candidates pursuant to the Nominations Process outlined in the Company’s Corporate Governance Guidelines.

Stockholders also have the right under the Company’s Bylaws to nominate candidates for election as directors by following the procedures, providing the information and conforming to the submission deadlines specified in the Company’s Bylaws. Please see “Questions and Answers about the Proxy Materials, the Annual Meeting and Voting Procedures – May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?” for further information.

Determination of Independence
The Board, which currently consists of seven directors, has determined that five of the six nominated directors are independent as defined by (the “Nasdaq”) applicable listing standards. Specifically, the Governance and Nominating Committee has reviewed the independence of each director and determined that Messrs. Carter, Dehne, Schuele, and Sherman, and Ms. Wang qualify as independent directors under this standard.

Corporate Governance Guidelines
On an annual basis, the Company reviews its corporate governance practices in light of any changes to applicable law, the rules of the SEC, and the Nasdaq listing standards. Among other matters, the Corporate Governance Guidelines include the following:

  Two-thirds of the members of the Board must be independent directors as defined in the Company’s Corporate Governance Guidelines.

  If the Chairman of the Board is not an independent director, the Board will designate a “lead independent director.”

  Directors shall retire at the age of 75.

  The Board will have an Audit Committee, Compensation Committee, and Governance and Nominating Committee, each of which shall consist solely of independent directors.

  The independent directors shall meet in executive session either before or after each regularly scheduled Board meeting.

  In considering stockholder proposals and candidates recommended by stockholders for the Board, the Governance and Nominating Committee will follow the procedures outlined in the Corporate Governance Guidelines.

In 2012, the Board amended the Corporate Governance Guidelines to include a director expense reimbursement policy, which provides that a director will be reimbursed for any ordinary and necessary business and professional expense incurred on behalf of the Company. The Board adopted this policy with the intent that this reimbursement policy be classified as an accountable reimbursement plan.

For additional details, see the Company’s Corporate Governance Guidelines, which are available as an Exhibit to this proxy and under the Corporate Governance section of our “Investors” page on our Web site at investor.cirrus.com.

Board Leadership Structure
The Board of Directors is committed to maintaining an independent Board comprised primarily of independent directors. Prior to the passing of our Chairman of the Board, Michael Hackworth, on April 21, 2012, we separated the roles of our Chief Executive Officer and Chairman of the Board. In addition, we have appointed a Lead Independent Director, Robert H. Smith, who is responsible for coordinating the activities of the independent directors of the Board. We believed that this leadership structure demonstrated our commitment to good corporate governance and benefited our stockholders by enhancing the oversight of management by the Board, balancing power on our Board, and encouraging balanced decision making. After the passing of Mr. Hackworth, Mr. Smith continued

in his role as Lead Independent Director. In light of Mr. Hackworth’s passing, and the current characteristics and circumstances of the Company, the Board is in the process of evaluating its current leadership structure and expects to finalize its board leadership structure after the Annual Meeting in July.

Board’s Role in Risk Oversight
Although management is responsible for identifying, assessing, and managing the material risks facing the Company, our Board plays an ongoing and active role in the oversight of the Company’s risk management processes, along with the oversight of the most significant strategic and operational risks faced by the Company and management’s efforts to mitigate those risks. Our Board is involved in the setting of the Company’s business strategy, which necessarily entails a determination of what constitutes an appropriate level of risk for the Company. In addition, at least annually, the Board discusses material risks related to the Company’s overall business strategy. Further, the management team reports to the Board on a quarterly basis the status of its efforts to manage what it believes are the Company’s most material risks.

Each of our Board committees also considers risk within the committee’s area of responsibility. Our Audit Committee regularly reviews with management the Company’s major financial and regulatory risk exposures and the steps management has taken to monitor and control such exposures. Also, in designing our compensation programs and structuring awards, the Compensation Committee considers whether such compensation programs may lead to undue risk taking.

Code of Conduct
The Company has adopted a Code of Conduct that applies to all of its directors, officers, and employees (including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of the Code of Conduct is incorporated as Exhibit 14 to the Company’s Annual Report on Form 10-K and is accessible on its Web site at www.cirrus.com. The Code of Conduct, as applied to the Company’s senior financial officers, constitutes the Company’s “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and constitutes the Company’s “code of conduct” under the Nasdaq listing standards.

DIRECTOR COMPENSATION ARRANGEMENTS

Non-employee directors receive a combination of cash and equity-based compensation. Directors who are employed by the Company do not receive any additional compensation for their Board activities. Independent directors may not receive consulting, advisory, or other compensatory fees from the Company in addition to their Board compensation.

The following table sets forth the quarterly cash payments paid to non-employee directors for Board service during the fiscal year ended March 31, 2012:

Director Compensation Retainers
Quarterly Director Retainer	$11,250
Board Chairman Quarterly Retainer	$8,750
Audit Chair Quarterly Retainer	$5,000
Audit Committee Member Quarterly Retainer	$2,000
Compensation Committee Chair Quarterly Retainer	$3,500
Compensation Committee Member Quarterly Retainer	$1,750
Governance and Nominating Committee Chair Quarterly Retainer	$1,500
Governance and Nominating Committee Quarterly Retainer	$750
Lead Independent Director Quarterly Retainer	$2,500

The Company also reimburses directors for all reasonable out of pocket expenses incurred for attending Board and committee meetings.

In addition to cash compensation, each non-employee director receives equity-based compensation. Upon re-election, each non-employee director receives a full value stock award that vests immediately upon re-election to the Board. In fiscal year 2012, the total number of shares granted to each non-employee director had a fair market value equal to $150,000.00 on the date of grant. For newly elected non-employee directors, the Company awards an option to purchase shares of common stock of the Company at an exercise price equal to the fair market value of one share of the Company’s common stock on the date of grant upon becoming a director, with 25% vesting after one year and the remainder vesting ratably each month over the following 36 months. In fiscal year 2012, the total number of options granted to each newly elected non-employee director had a fair market value equal to $225,000.00 on the date of grant.

The following table sets forth the information regarding the cash fees and equity compensation paid to our non-employee directors for services as members of the Board or any committee of the Board during fiscal year 2012.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2012

Name	Fees	Option Awards		Total
	Earned or	($)		($)
	Paid in
	Cash
	($)
	(1)	(2)
(a)	(b)	(d)		(h)
Michael L.	$80,000	$149,992	(3)	$229,992
Hackworth
John C. Carter	$59,000	$149,992	(4)	$208,992
Timothy R.	$66,000	$149,992	(5)	$215,992
Dehne
William D.	$54,000	$149,992	(6)	$203,992
Sherman
Robert H. Smith	$87,333	$149,992	(7)	$237,325
Al Schuele	$34,667	$197,081	(8)	$231,748
Susan Wang	$35,333	$197,081	(9)	$232,414

(1)	Represents fees earned or paid in cash for services as a director during the fiscal year ended March 31, 2012, including quarterly retainer fees and committee chairmanship and membership retainer fees.
(2)	On July 28, 2011, upon their re-election as directors at the Company’s 2011 Annual Meeting, Messrs. Hackworth, Carter, Dehne, Smith, and Sherman received a full value stock award that vested immediately upon re-election to the Board having a fair market value equal to $150,000.00 on the date of grant. In addition, upon their initial election as a director, Mr. Schuele and Ms. Wang received an option to purchase shares of common stock of the Company at an exercise price equal to the fair market value of one share of the Company’s common stock on the date of grant, with 25% vesting after one year and the remainder vesting ratably each month over the following 36 months. The total number of options granted to each newly elected non-employee director had a fair market value equal to $225,000.00 on the date of grant based on an aggregate grant date fair value of the options calculated as of the end of the Company’s first fiscal quarter of 2012 in accordance with FASB ASC718. The value disclosed for the option awards in this column represents the aggregate grant date fair value of the options calculated in accordance with FASB ASC 718 as of the end of the Company’s second fiscal quarter of 2012.
(3)	At the end of fiscal year 2012, Mr. Hackworth had 25,000 options outstanding.
(4)	At the end of fiscal year 2012, Mr. Carter had 55,000 options outstanding.
(5)	At the end of fiscal year 2012, Mr. Dehne had 50,000 options outstanding.
(6)	At the end of fiscal year 2012, Mr. Sherman had 20,000 options outstanding.
(7)	At the end of fiscal year 2012, Mr. Smith had 25,000 options outstanding.
(8)	At the end of fiscal year 2012, Mr. Schuele had 25,929 options outstanding.
(9)	At the end of fiscal year 2012, Ms. Wang had 25,929 options outstanding.

PROPOSALS TO BE VOTED ON

Proposal No. 1

ELECTION OF DIRECTORS

The Board has approved six nominees for election to the Board this year. All of the nominees have served as a director since the last annual meeting, including Mr. Carter, Mr. Dehne, Dr. Rhode, Mr. Sherman, Mr. Schuele, and Ms. Wang. Mr. Smith is retiring and will not stand for re-election to the Board at the Company’s 2012 Annual Meeting of Stockholders. Information regarding the business experience of each nominee and the particular experience, qualifications, attributes, or skills that qualify that person to serve as a director of the Company is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected, or until their earlier resignation or removal. There are no family relationships among the Company’s executive officers and directors.

Vote Required
In the election of directors, the six persons receiving the highest number of “FOR” votes will be elected.

Information About Nominees

JOHN C. CARTER
Director since 2009
Mr. Carter, age 57, is currently a Principal at TCGen, which is a management consulting and advisory services firm that Mr. Carter founded in 2002 and is located in Menlo Park, California. Between November 2007 and January 2008, Mr. Carter was an Executive in Residence at Vantage Point Venture Partners, a venture capital firm in San Bruno, California, where he assisted in the management of several portfolio companies. Mr. Carter also served as Chief Technical Officer at Klipsch Group, a manufacturer of speakers in Indianapolis, Indiana, between February 2005 and October 2007. Mr. Carter began his career as an engineer at Bose Corporation in 1978, later becoming its Chief Engineer. Mr. Carter holds a B.S. in Engineering from Harvey Mudd College in Claremont, CA, and a Master’s in Electrical Engineering from the Massachusetts Institute of Technology.

The Governance and Nominating Committee believes that Mr. Carter’s extensive management experience with companies in the consumer audio market along with his knowledge of that market, in addition to his background in venture and private equity investment transactions, make him well qualified to be on our Board of Directors. Mr. Carter also has relevant prior engineering and technical experiences in the markets we serve.

TIMOTHY R. DEHNE
Director since 2009
Mr. Dehne, age 46, is currently the Vice President, Global Marketing, at Luminex Corporation, an Austin-based company that develops, manufactures, and markets innovative biological testing technologies with applications throughout the life science and diagnostic industries. Prior to his appointment to Vice President, Global Marketing, Mr. Dehne held the position of Vice President of Systems Research and Development, a position he held between July 2009 and May 2012. He previously worked at National Instruments Corporation, an Austin-based supplier of measurement and automation products used by engineers and scientists in a wide range of industries. Mr. Dehne spent over 21 years at National Instruments Corporation where he held many leadership positions while helping to significantly grow the Company to more than 4,000 employees and over $800 million in annual revenue. He most recently held the position of Senior Vice President, Research & Development. Prior to his role as Senior Vice President, Research & Development at National Instruments

Corporation, Mr. Dehne served in various executive positions in marketing and engineering. Mr. Dehne holds a B.S. in Electrical Engineering from Rice University and serves on the Board of Directors for Asset Intertech, a privately held company, where he also serves on its Compensation Committee.

The Governance and Nominating Committee believes that Mr. Dehne is well qualified to be on our Board of Directors based on his extensive leadership experience in all aspects of managing a high technology company in Austin, Texas, and his unique insight into significantly growing revenues at a high technology company while maintaining an innovative corporate culture and a great work environment. His leadership skills, experience in creating and capturing business opportunities, and experience in scaling up a business to enable growth, are valuable to the Company and the Board of Directors.

JASON P. RHODE
Director since 2007
Dr. Rhode, age 42, was appointed President and CEO, and a director of the Company in May 2007. Dr. Rhode joined the Company in 1995 and served in various engineering positions until he became Director of Marketing for analog and mixed-signal products in November 2002. He was appointed Vice President, General Manager, Mixed-Signal Audio Products, in December 2004, a role he served in until his appointment as President and CEO. Dr. Rhode holds a B.S. in Electrical Engineering from San Diego State University, as well as M.S. and doctorate degrees in Electrical Engineering from North Carolina State University.

The Governance and Nominating Committee believes that Dr. Rhode’s prior experience as a semiconductor designer and his current role as Chief Executive Officer of the Company make him well qualified to be on our Board of Directors based on his detailed and unique knowledge of the Company’s operations, opportunities, and challenges. In addition, the Governance and Nominating Committee believes that having Dr. Rhode serve on the Board of Directors helps to bridge the gap between the Company’s Board of Directors and management, to facilitate the regular flow of information between management and the Board, and to ensure that the Board of Directors and management act with a common purpose to execute our strategic initiatives and business plans.

WILLIAM D. SHERMAN
Director since 2001
Mr. Sherman, age 69, is Senior Counsel in the law firm of Morrison & Foerster LLP, where he has worked since 1987, specializing in corporate and corporate securities practice. He has extensive experience working with public companies, the Securities and Exchange Commission, and the Financial Industry Regulatory Authority, formerly known as the National Association of Securities Dealers. Mr. Sherman is also a recognized specialist on corporate governance matters by way of his representation of various public and private companies, and he regularly participates in panel discussions on executive compensation and corporate governance topics. In 1972, Mr. Sherman received a law degree from the University of California – Berkeley, School of Law, and an MBA degree from the Haas School of Business at the University of California – Berkeley.

Through his position with Morrison & Foerster LLP, Mr. Sherman has extensive experience with the legal, regulatory, and governance issues faced by a public company. The Governance and Nominating Committee believes that his background and experience position him to contribute significant corporate governance expertise to the Board of Directors and to serve as chairman of the Company’s Governance and Nominating Committee.

ALAN R. SCHUELE
Director Since 2011
Mr. Schuele, age 66, has been a general partner since 2000 with Sevin Rosen Funds, a high tech venture capital firm. While at Sevin Rosen Funds, Mr. Schuele led the investments in a number of semiconductor companies, including Cicada Semiconductor (acquired by Vitesse), Zilker Labs and D2Audio Corporation (both acquired by Intersil) and currently is a director of Javelin Semiconductor. Prior to working at Sevin Rosen, he was Chief Executive Officer of Benchmarq Microelectronics, and served as President and Chief Operating Officer of Unitrode Corporation after its merger with Benchmarq. Over his nearly 30 year career in the semiconductor industry, he has held various executive and sales management positions in several semiconductor companies including the Company, Crystal Semiconductor, Cypress Semiconductor, and Mostek. Mr. Schuele was also previously a director at InfoNow Corp., a leading provider of SaaS-based channel management solutions, where he has served as a director between 2008 and November 2011.

In addition to Mr. Schuele’s extensive executive management and sales experience at semiconductor companies, he has played key roles in major mergers and acquisitions and has worked extensively in Asian markets. The Governance and Nominating Committee believes that these experiences, along with his experience in advising entrepreneurs on how to turn their emerging technologies into winning companies, make him well qualified to contribute strategic, operational, and industry expertise to the Board of Directors.

SUSAN WANG
Director Since 2011
Ms. Wang, age 61, retired in February 2002 from her position as Executive Vice President and Chief Financial Officer of Solectron Corporation, a worldwide provider of electronics manufacturing services, where she served in various management positions from 1984 until the time of her retirement. Ms. Wang is currently a director of Altera Corporation, a programmable semiconductor company; Suntech Power Holdings Co., Ltd., a solar energy company; and Nektar Therapeutics, a biopharmaceutical company. In addition, Ms. Wang served as a director of Calpine Corporation, an independent power generation company, from 2003 to 2008, Avanex Corporation, a telecommunications component and sub-systems provider, from 2002 to 2009; and Rae Systems Inc., a developer of sensory technology for hazardous materials, from 2009 to 2010. Ms. Wang holds an M.B.A. from the University of Connecticut and a B.B.A. in accounting from the University of Texas.

Ms. Wang has extensive executive management, board, and audit committee experience at public and private companies within the technology industry. The Governance and Nominating Committee believes that these experiences, along with her financial expertise, her knowledge of manufacturing and supply chains, her familiarity with acquisitions and integrations, and her international experience make her well qualified to provide valuable insights to our Board of Directors and potentially serve a role in the oversight of our financial reporting and accounting practices as a member of the Company’s Audit Committee.

The Board recommends a vote “FOR” the election to the Board of each of the foregoing nominees.

Proposal No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending March 30, 2013. During fiscal year ended March 31, 2012, Ernst & Young served as the Company’s independent registered public accounting firm and also provided certain tax services.

The Audit Committee pre-approves and reviews all audit and non-audit services provided by Ernst & Young. In considering the services to be provided by Ernst & Young, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young.

For additional information relating to the Audit Committee, see the Report of the Audit Committee of the Board on page 45 of this proxy statement, as well as the Audit Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our Web site at investor.cirrus.com.

A representative of Ernst & Young is expected to attend our annual meeting and be available to respond to questions and, if he or she desires, to make a statement.

The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2013.

If the appointment is not ratified, the Audit Committee will consider this an indication to select other auditors for the following fiscal year. Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2013, requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

Proposal No. 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the rules of the Securities and Exchange Commission. This vote is advisory, and, therefore, not binding on the Company, the Compensation Committee, or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is a significant vote against the compensation of the Named Executive Officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

As described in detail under the heading “Compensation Discussion and Analysis” at page 22, our executive compensation program is designed to attract, motivate, and retain executive officers, while aligning their interests with those of our stockholders. Under this program, our executive officers are rewarded for the achievement of strategic and operational objectives and the realization of increased stockholder value. Please read the Compensation Discussion and Analysis and the accompanying compensation tables of this Proxy Statement for additional information about our executive compensation program, including information about the compensation of the Named Executive Officers in fiscal year 2012.

The Compensation Committee regularly reviews our executive compensation program to ensure that it achieves the desired goal of aligning our executive compensation structure with the interests of our stockholders and current market practices. We believe our executive compensation program is well designed, appropriately aligns executive pay with Company performance, and has demonstrated that it incentivizes desirable behavior from our executives. Therefore, we are asking our stockholders to indicate their support for the compensation of the Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of the Named Executive Officers. Please note that this vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

We will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

     “RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Board recommends a vote “FOR” the approval of the above resolution.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the Proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our common stock as of May 15, 2012 by:

  The stockholders we know to beneficially own more than 5% of our outstanding common stock;
  Each director named in this proxy statement;
  Each executive officer named in the Summary Compensation Table included in this proxy statement; and
  All of our directors and executive officers as a group.

The Company’s common stock is the only class of voting securities issued by the Company. Unless otherwise indicated in the footnotes, the beneficial owner has sole voting and investment power with respect to the securities beneficially owned, subject only to community property laws, if applicable.

	Shares
Beneficial Owner	Beneficially Owned
	Number	Percent(1)
5% or Greater Stockholders:
FMR LLC(2)
82 Devonshire St.
Boston, MA 02109	9,614,400	14.93%
Blackrock, Inc.(3)
40 East 52nd Street
New York, NY 10022	4,829,806	7.49%
The Vanguard Group, Inc.(4)
100 Vanguard Blvd.
Malvern, PA 19355	3,397,583	5.27%
Directors and Named Executive Officers:
Jason P. Rhode, President and Chief Executive Officer and Director(5)	784,031
Robert H. Smith, Director(6)	308,797	*
Gregory Scott Thomas, Vice President, General Counsel, and
Corporate Secretary(7)	255,672	*
Scott A. Anderson, Senior Vice President and General Manager,
Mixed-Signal Audio Products(8)	250,935	*
Thurman K. Case, Vice President and Chief Financial Officer(9)	206,863	*
Tom Stein, Vice President and General Manager, EXL Division(10)	124,568	*
John C. Carter, Director(11)	54,209	*
Timothy R. Dehne, Director(12)	50,963	*
William D. Sherman, Director(13)	20,405	*
Alan R. Schuele, Director(14)	10,000	*
Susan Wang, Director	0	*
All current directors and executive officers as a group (15 persons)(15)	2,389,200	3.60%
____________________

*Less than 1% of the outstanding common stock

(1)	Percentage ownership is based on 64,475,102 shares of common stock issued and outstanding on May 15, 2012. Shares of common stock issuable under stock options that are currently exercisable or will become exercisable within 60 days after May 15, 2012, and shares of common stock subject to restricted stock units (“RSUs”) that will vest and be issued within 60 days after May 15, 2012, are deemed to be outstanding and beneficially owned by the person holding such options or RSUs for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed outstanding for computing the percentage of any other person or group. This table does not include options or RSUs that vest more than 60 days after May 15, 2012.

(2)	Based on a Schedule 13G filed with the SEC on April 10, 2012. The filing indicates that Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 9,614,400 shares of the Common Stock outstanding of Cirrus Logic, Inc, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 8,409,163 shares owned by the funds. Neither FMR LLC nor Edward C. Johnson 3d has sole power to vote or direct the vote of the shares owned directly by Fidelity. Fidelity carries out the voting of shares under written guidelines established by the funds’ Boards of Trustees.
(3)	Based on a Schedule 13G filed with the SEC on February 13, 2012, Blackrock Inc. is the beneficial owner and has sole voting power for 4,829,806 shares.
(4)	Based on a Schedule 13G filed with the SEC on February 10, 2012, The Vanguard Group Inc. is the beneficial owner and has sole voting and dispositive power as to 3,306,783 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 90,800 shares and directs the voting of those shares.
(5)	Includes 760,219 shares issuable upon exercise of options held by Dr. Rhode and 23,812 shares held directly.
(6)	Includes 25,000 shares issuable upon exercise of options held by Mr. Smith and 283,797 shares held directly.
(7)	Includes 243,505 shares issuable upon exercise of options held by Mr. Thomas and 12,167 shares held directly.
(8)	Includes 220,935 shares issuable upon exercise of options held by Mr. Anderson and 30,000 shares held directly.
(9)	Includes of 199,983 shares issuable upon exercise of options held by Mr. Case and 6,880 shares held directly.
(10)	Includes of 124,568 shares issuable upon exercise of options held by Mr. Stein.
(11)	Includes 44,166 shares issuable upon exercise of options held by Mr. Carter and 10,043 shares held directly.
(12)	Includes 39,166 shares issuable upon exercise of options held by Mr. Dehne and 11,797 shares held directly.
(13)	Includes 20,000 shares issuable upon exercise of options held by Mr. Sherman and 405 shares held directly.
(14)	Includes 10,000 shares held directly by Mr. Schuele.
(15)	Includes options held by all executive officers and directors to purchase an aggregate of 1,993,418 shares of our Common Stock that are exercisable within 60 days of May 15, 2012.

EXECUTIVE OFFICERS

Scott A. Anderson – Senior Vice President and General Manager, Mixed-Signal Audio Products
Mr. Anderson, age 58, was appointed Senior Vice President and General Manager, Mixed-Signal Audio Products, in October 2007. Prior to joining the Company, Mr. Anderson served as the President and Chief Operating Officer of Freescale Semiconductor between March 2004 and February 2005, and as President and Chief Executive Officer of Motorola Semiconductor Products Sector (“SPS”) between February 2003 and December 2003.

Jo-Dee M. Benson – Vice President, Corporate Marketing Communications and Human Resources
Ms. Benson, age 52, was appointed Vice President, Corporate Marketing Communications and Human Resources in February 2005. Previously, she had served as Vice President of Corporate Communications since December 2000.

Gregory L. Brennan – Vice President and General Manager, Apex Precision Power
Mr. Brennan, age 50, was appointed Vice President and General Manager, Apex Precision Power, in April 2008. Between July 2007, when the Company acquired Apex Microtechnology, and April 2008, Mr. Brennan served as Director of Marketing, Industrial Products Division. Prior to July 2007, Mr. Brennan had served as Vice President, Marketing and Sales for Apex Microtechnology.

Randy Carlson – Vice President of Supply Chain
Mr. Carlson, age 46, was appointed Vice President of Supply Chain in February 2010. Mr. Carlson previously worked as Director of Supply Chain between May 2008 and February 2010. Prior to joining the Company in May 2008, Mr. Carlson held various management positions at STATS ChipPAC between 2003 and April 2008.

Thurman K. Case – Vice President, Chief Financial Officer and Principal Accounting Officer
Mr. Case, age 55, was appointed Chief Financial Officer (“CFO”) on February 14, 2007. He joined the Company in October 2000 and was appointed Vice President, Treasurer, Financial Planning & Analysis, in September 2004. Prior to being appointed to his current position, Mr. Case served as Vice President, Finance between June 2002 and September 2004, and as Director of Finance between October 2000 and June 2002.

Jason P. Rhode – President and Chief Executive Officer, and Director Nominee
Dr. Rhode, age 42, was appointed President and CEO of the Company in May 2007. Dr. Rhode joined the Company in 1995 and served in various engineering positions until he became Director of Marketing for analog and mixed-signal products in November 2002. He was appointed Vice President, General Manager, Mixed-Signal Audio Products, in December 2004, a role he served in until his appointment as President and CEO.

Thomas Stein – Vice President and General Manager, EXL Products
Mr. Stein, age 40, became Vice President and General Manager of the Company’s Energy, Exploration, and Lighting (“EXL”) group in September 2008. Prior to September 2008, Mr. Stein held various leadership positions in sales and marketing since joining the Company in 1995.

Gregory Scott Thomas – Vice President, General Counsel and Corporate Secretary
Mr. Thomas, age 46, was appointed Vice President, General Counsel and Corporate Secretary in December 2003. He joined the Company in December 2000 as Vice President and Associate General Counsel, Intellectual Property.

Timothy R. Turk – Vice President, Worldwide Sales
Mr. Turk, age 55, was appointed Vice President, Worldwide Sales in August 2007. Prior to joining the Company, Mr. Turk was Vice President of Sales at Avnera Corporation. Mr. Turk also served 20 years in sales and operations with Cypress Semiconductor, including as Vice President of Worldwide Sales and Sales Operations from 2004 through 2006.

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to explain the Compensation Committee’s philosophy for determining the compensation program for the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer and the three other most highly compensated executive officers (the “Named Executive Officers”) for fiscal year 2012 and to discuss why and how the fiscal year 2012 compensation decisions for these executives were reached. As used in this Compensation Discussion and Analysis, all references to the 2012 fiscal year are applicable to the time period that began on March 27, 2011 and ended on March 31, 2012. Following this discussion are tables that include compensation information for the Named Executive Officers. This analysis contains descriptions of various employee compensation and benefit plans. These descriptions are qualified in their entirety by reference to the full text or detailed descriptions of the plans that are filed as exhibits to the Company’s 2012 Annual Report on Form 10-K for the 2012 fiscal year.

The Named Executive Officers for fiscal year 2012 are as follows:

  Jason P. Rhode, President and Chief Executive Officer;

  Thurman K. Case, Chief Financial Officer and Principal Accounting Officer;

  Scott A. Anderson, Senior Vice President and General Manager, Mixed-Signal Audio Division;

  Gregory S. Thomas, Vice President, General Counsel and Corporate Secretary; and

  Thomas Stein, Vice President and General Manager, EXL Division.

As discussed above, the Compensation Committee reviews and approves base salaries and other matters relating to executive compensation, and administers the Company’s stock incentive plans, including reviewing and granting stock incentive awards to our executive officers and other employees and reviewing and approving policies and procedures for awarding grants under these plans.

Executive Summary. Cirrus Logic is committed to paying executive officers based on Company and individual performance. A large portion of each executive officer’s compensation is based on the achievement of short-term and long-term profitable growth of the Company. For 2011, the Compensation Committee did not make any significant adjustments to the structure of the Company’s executive officer compensation programs. Nonetheless, in recognition of the Company’s long-term strategic plan and the Company’s recent financial performance, the Compensation Committee raised the target Operating Profit Margin for determining payouts under the Company’s 2007 Management and Key Individual Contributor Incentive Plan to 20%. See “Executive Compensation Review for Fiscal Year 2012 – Annual Performance Awards” at page 26. In addition, in light of the growth in revenue and market capitalization of the Company, the Compensation Committee approved a new set of peer companies for purposes of developing competitive compensation positioning information. See “Competitive Positioning Information” at page 24. Based at least in part on this new set of peer companies, the Compensation Committee increased our CEO’s target bonus for each semi-annual period under the Company’s annual incentive plan from 37.5% to 50% of his annual base salary. See “Executive Compensation Review for Fiscal Year 2012 – Annual Performance Awards” at page 26.

The Compensation Committee believes that the compensation paid to our executive officers as reflected in this proxy statement is fully supported by the Company’s strong performance over these time periods. For the four quarters preceding the Company’s annual review of executive compensation in September 2011, the Company delivered strong results. Cirrus Logic’s total shareholder return and revenue growth were positioned at or near the top of the Proxy Group (as defined in the section “Competitive Positioning Information”) over the previous four quarters. In addition, over the previous three-year period, the Company’s total shareholder and revenue growth was also positioned at or near the top of the Proxy Group. In view of this performance, the Company’s executive officers earned payments under the Company’s 2007 Management and Key Individual Contributor Incentive Plan of approximately 66% and 233% of each individual’s target bonus for the first and second semi-annual payout periods in 2011. See “Executive Compensation Review for Fiscal Year 2012 – Annual Performance Awards” at page 26. In addition, the Company awarded equity grants to executive officers in fiscal year 2012 that resulted in many of the officers receiving a target total direct compensation opportunity above the 50th percentile level. The Committee determined that the size of these awards was deserved based on the performance of the Company in the preceding twelve (12) months. See “Executive Compensation Review for Fiscal Year 2012 – Long Term Incentives” at page 28.

General Philosophy. We provide our executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company, and their contribution to that performance, through a mix of base salary, annual performance awards, and equity compensation. These opportunities are designed to attract and retain highly skilled individuals, and to align management’s incentives with the long-term interests of our stockholders.

We believe that payments under the compensation programs for our executive officers should reflect the Company’s performance and the value created for our stockholders. In addition, the compensation programs should balance the short- and long-term strategic goals and objectives of the Company and reward individual contribution to the Company’s success. We are engaged in a very competitive industry, and the Company’s success depends on its ability to attract and retain qualified executives through the competitive compensation packages we offer to these individuals.

Advisory Vote on Executive Compensation. We conducted our first stockholder advisory vote on executive compensation at our 2011 Annual Meeting of Stockholders. While this vote was not binding on the Company, we believe that it is important for our stockholders to have an opportunity to have an advisory vote on executive compensation on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statements. Our Board of Directors and the Compensation Committee value the opinions of our stockholders and, to the extent that there is any significant vote against the compensation of our Named Executive Officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

At the 2011 Annual Meeting of Stockholders, more than 93% of the votes cast on the advisory vote on executive compensation proposal were in favor of our Named Executive Officers’ compensation as disclosed in the Proxy Statement, and as a result, our Named Executive Officers’ compensation was approved. The Compensation Committee reviewed the final vote results and determined that, given the significant level of support, no changes to our executive compensation policies and decisions were necessary in light of these results.

We have determined that our stockholders should have the opportunity to cast an advisory vote on executive compensation each year, consistent with the preference expressed by our stockholders at the 2011 Annual Meeting. For more information, see “Proposal No. 3 – Advisory Vote to Approve Named Executive Officer Compensation.”

Targeted Overall Compensation. The Compensation Committee annually reviews and establishes each executive officer’s total compensation package. The Compensation Committee considers a broad range of facts and circumstances in setting executive compensation, including Company performance, individual performance, external pay practices of peer companies, the strategic importance of the executive officer’s position, as well as internal pay equity and the executive officer’s time in the position. The weight given to each of these factors by the Compensation Committee may differ from year to year, and among the individual executive officers. The Company’s executive compensation program is heavily weighted toward performance-based compensation that rewards achievement of short-term and long-term corporate goals and objectives. In setting target compensation for our executive officers, the Compensation Committee seeks to strike a balance between providing compensation that is competitive with the compensation paid to executives of peer companies, while ensuring that a significant percentage of compensation is coupled to Company performance, individual performance, and stock price appreciation.

Use of a Compensation Consultant. To support the Compensation Committee in fulfilling its duties, the Compensation Committee has hired independent consultants in the field of executive compensation to assist with its design and evaluation of CEO, executive officer, and director compensation. Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, as well as approve the consultant’s fees and other terms of retention.

During fiscal year 2012, the Compensation Committee retained DolmatConnell & Partners, Inc. (“DolmatConnell”) to provide executive and director compensation consulting services. At the direction of the Compensation Committee, DolmatConnell performed a comprehensive review of our CEO’s and other executive officers’ compensation. In addition to a complete review of executive compensation, DolmatConnell reviewed and proposed a compensation peer group to use for purposes of analyzing executive and director compensation. DolmatConnell further reviewed the Company’s annual incentive plan and provided analysis of management’s recommendations in setting the performance criteria under the plan for fiscal year 2012. To maintain its independence from management, DolmatConnell reported directly to the Compensation Committee and did not perform any other services for the Company.

Competitive Positioning Information. To aid the Compensation Committee’s annual executive compensation review, DolmatConnell prepared a comparative review of the Company’s executive compensation programs based on competitive information obtained from Radford Survey data specific to companies in the semiconductor industry with revenues less than $1 billion per year (the ‘‘Survey Group’’), and publicly-available data gathered from a group of specific companies that are considered comparable to the Company (the “Proxy Group”). The Proxy Group generally consists of public companies located in the United States in the semiconductor industry that are similar in size (as measured by revenue and market capitalization) and share common characteristics with the Company, including location and similarity of business model and product lines. In determining the Proxy Group, the Compensation Committee also considered whether a proposed peer was historically in the Company’s peer group to maintain some consistency in the executive compensation analysis on a year-over-year basis. Finally, the Compensation Committee also considered the likelihood that the Company would compete with the other company for executive talent when selecting the companies for the Proxy Group.

In the spring of 2011, based on these criteria, and with input from the Board of Directors on companies to consider including in the Proxy Group, DolmatConnell reviewed the then-existing Proxy Group and recommended several changes. After reviewing DolmatConnell’s recommendations, the Compensation Committee approved the following group of 17 companies for the Proxy Group: Applied Micro Circuits Corp.; Cavium Networks, Inc.; Hittite Microwave Corp.; Integrated Device Technology, Inc.; Intersil Corp.; Micrel, Inc.; Microsemi Corp.; Monolithic Power Systems Inc.; NetLogic Microsystems, Inc.; OmniVision Technologies Inc.; PMC-Sierra, Inc.; Power Integrations, Inc.; Semtech Corp.; Silicon Image, Inc.; Silicon Laboratories, Inc.; Standard Microsystems Corp.; and TriQuint Semiconductor, Inc.

From the data derived from the Survey Group and the Proxy Group, DolmatConnell developed market composite data for each executive officer reflecting a blend of the data from each group (the “Market Composite Data”). In some cases, Proxy Group data was not available for an executive officer and DolmatConnell’s analysis and subsequent compensation recommendations were based solely on

Survey Group data. The Compensation Committee examined this compensation data along with DolmatConnell’s recommendations and set each executive officer’s compensation, including each Named Executive Officer’s compensation, with the intent of establishing competitive compensation levels.

Role of Executive Officers in Establishing Compensation. Our Human Resources and Legal departments support the Compensation Committee in its work and in fulfilling various functions in administering our compensation programs. This support generally consists of assistance with providing Survey Group data, proposals of potential ranges of various components of compensation for our executive officers, and information regarding available shares under the Company’s equity incentive plan. Regular meetings of our Compensation Committee are generally attended by our CEO, Vice President of Human Resources, and our General Counsel. Because each of the Company’s executive officers (other than the CEO) reports directly to the CEO, the Compensation Committee relies upon input and recommendations from our CEO in determining an executive officer’s compensation. The Compensation Committee considers and sets the compensation of our CEO when no members of management are present. In addition, members of management are not present while their specific compensation is being set or discussed.

Elements of Compensation and Target Market Positioning. Each executive officer’s compensation package is comprised of the following elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual cash performance awards tied to the Company’s achievement of specific performance objectives, (iii) long-term incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders, (iv) other benefits that are generally available to the Company’s employees, including a 401(k) plan and medical, vision, and dental plans, and (v) post-employment compensation.

In general, we have attempted to establish a strong relationship between total cash compensation, the Company’s performance, and individual executive performance, by targeting base salaries at approximately the 50th percentile of the Market Composite Data, and by providing additional incentive opportunities so that the target total cash compensation (base salary plus target annual cash incentive compensation) approaches the 50th percentile levels, with the potential to earn in the 75th percentile level or more for higher levels of performance.

We also provide additional long-term incentives in the form of equity awards so that an executive officer’s target total direct compensation opportunity is set at or near the 50th percentile level (i.e., the size of the equity award is a function of the difference between the 50th percentile target total direct compensation and the 50th percentile of target total cash compensation). These percentages are intended as guidelines for evaluating and establishing each executive officer’s compensation and are not applied on a rigid or formulaic basis. The Compensation Committee exercises sole discretion over each executive officer’s total compensation package.

Executive officers may also receive 401(k) retirement and health and welfare benefits that are generally available to all employees of the Company. In addition, executive officers are also eligible to receive certain severance payments and benefits upon termination of their employment other than for cause, as further described in the sections of this Proxy Statement entitled “Post-Employment Compensation” and “Potential Payments upon a Termination or Change of Control.”

Executive Compensation Review for Fiscal Year 2012. Each year, the Compensation Committee reviews our executive officers’ compensation at a regularly scheduled Committee meeting in September. At that time, the Compensation Committee also reviews the Company’s performance as compared to the Proxy Group. As part of the review, the Compensation Committee considers any changes to an executive officer’s base salary or targeted amounts for his or her annual cash performance awards. The Compensation Committee further considers any annual equity awards for our executive officers. The timing of the annual executive compensation review and any proposed equity grants is aligned with the Company’s annual grant of equity to our key employees, which occurs in October each year.

Base Salary
The base salary for each executive officer is designed to be commensurate with the salary levels for comparable positions within the Survey Group and Proxy Group, to reflect each individual’s personal performance during the year, to take into consideration the individual’s responsibilities within the Company, and to be consistent with our internal salary alignment. The relative weight given to each factor varies with each executive officer and is within the discretion of the Compensation Committee. In setting base salaries, the Compensation Committee reviews (i) the Market Composite Data; (ii) recommendations of our CEO; and (iii) the executive officer’s personal performance for the year. The Company’s profitability and operational performance may also be a factor in determining the base salaries of executive officers. The Compensation Committee utilizes a largely discretionary approach for determining any changes to an individual executive officer’s base salary and looks collectively at all of these factors. Ultimately, the Compensation Committee’s decision to adjust any executive officer’s base salary is subjective and made in the sole discretion of the Compensation Committee.

In September 2011, the Compensation Committee increased our CEO’s annual base salary from $430,000 (slightly below the 50th percentile of the Market Composite Data for Chief Executive Officers) to $475,000 (slightly above the 50th percentile of the Market Composite Data for Chief Executive Officers). The Compensation Committee decided to increase his base salary based on the Company’s performance in the previous 12 months and its assessment of the competitive market base salary for positions of similar scope and responsibility.

At its meeting in September 2011, the Compensation Committee also reviewed the compensation of our other executive officers, including the Company’s other Named Executive Officers. Based on this review, the Compensation Committee concluded that the base salary levels of our executive officers, including our Named Executive Officers, were positioned, on average, at the market 25th percentile -- below the market median. In view of the lower overall market positioning of their base salaries and the recent financial performance of the Company, the Compensation Committee increased the overall base salaries of our executive officers, excluding our CEO, by an aggregate of approximately 5% from the previous year. In general, these increases were intended to recognize the performance of certain executive officers during the previous year and to move certain executive officers’ base salaries toward the 50th percentile of the Market Composite Data for base salary levels of executives in similar positions.

The Compensation Committee also decided to award a one-time discretionary bonus to Mr. Thomas in an effort to maintain his salary at or near the 50th percentile of the Market Composite Data for comparable positions, while at the same time recognizing his responsibilities and contributions to the Company’s performance during the prior twelve (12) months.

Annual Performance Awards
In fiscal year 2012, our executives, including our Named Executive Officers, participated in the Company’s 2007 Management and Key Individual Contributor Incentive Plan (the “Incentive Plan”). The Incentive Plan is designed to provide employees who are in management or leadership positions in the Company, or who are key individual contributors whose efforts potentially have a material impact on the Company’s performance, with incentives to improve the Company’s performance through the achievement of financial goals.

Pursuant to the Incentive Plan, participants are eligible to earn semi-annual cash bonus payments. The Incentive Plan sets our CEO’s target bonus for each semi-annual performance period at 50% of his annual base salary, and sets certain other executive officers’ target bonuses for each semi-annual performance period, including the target annual incentives of other Named Executive Officers, at 25% of their annual base salary. Payments are determined based on the achievement of certain internal company performance objectives for operating profit margin and revenue growth, which are set by the Compensation Committee prior to the commencement of each semi-annual period. For purposes of the Incentive Plan, “Operating Profit Margin” is defined as the Company’s consolidated GAAP operating income excluding Incentive Plan and other bonus accruals and any non-recurring items such as gains on sales of assets not otherwise included in revenue, losses on sales of assets, restructuring charges, merger-related costs including amortization or impairments of acquisition-related intangible assets, deferred tax adjustments, stock compensation expense, asset write-offs, write-downs, and impairment charges, and such other items as the Compensation Committee may determine in its sole discretion.

These performance measures are designed to balance short-term and long-term financial and strategic objectives for building stockholder value and are further based on a review of the operating results of other peer companies, including the performance of our Proxy Group. The Compensation Committee sets these targets so that participants will achieve their target bonuses only if the Company’s Operating Profit Margin and revenue growth goals are achieved during the measurement period. As designed, the Operating Profit Margin and revenue growth goals were intended by the Compensation Committee to be based on the Company’s long-term strategic plan, not the Company’s annual operating plan. The Incentive Plan further provides that no payments may be made unless certain Operating Profit Margin thresholds are met. As opposed to the targets for the Incentive Plan, the Committee has typically set the threshold levels for payments based in part on a review of the Company’s annual operating plan along with current economic and market conditions.

In determining the amount of a bonus payment for an individual participant, the Incentive Plan provides that the Compensation Committee will set forth a formula for each measurement period for determining the pay-out percentage (the “Incentive Plan Pay-Out Percentage”) based on the actual performance of the Company relative to the target levels for each of the performance measures. The Incentive Plan further provides that payments may exceed the target payouts when the Company’s financial performance exceeds the achievement of those performance goals. Payments under the Incentive Plan may not exceed 250% of a participant’s target bonus for any applicable measurement period, and are further subject to the Company’s cap of 12% of the Company’s non-GAAP operating profit on total payments under the Company’s variable compensation plans.

If a participant’s employment with the Company is terminated by reason of death, disability, or termination by the Company without cause during a performance period, then that participant will still receive the same payment under the Incentive Plan that he would have received if he were still employed on the last day of the semi-annual performance period, but such amount will be prorated based on the number of calendar days that the participant was employed with the Company during such performance period. If, in the event of a change of control of the Company, the Incentive Plan is not assumed or replaced with a comparable plan by the Company’s successor, each participant under the Incentive Plan will receive a pro rata cash payment for their target bonus, based upon the number of calendar days completed in the current semi-annual period. For more information, please see the section of the proxy entitled “Potential Payments Upon a Termination or Change of Control.”

In addition to the individual participant’s payout cap, the Compensation Committee has set an overall cap on total payments under the Company’s variable compensation plans (including the Incentive Plan) to an amount equal to 12% of the Company’s non-GAAP operating profit. The Compensation Committee instituted a cap in fiscal year 2010 because it determined that the proposed targets and thresholds under the Inventive Plan created a risk that a large percentage of the Company’s operating profit for the period could be paid out as bonuses if the revenue growth of the Company continued to increase as anticipated. The Compensation Committee set the cap at 12% based on its desire to provide a reasonable payout for performance to the Company’s performance targets while maintaining a reasonable cap on payments under all of the Company’s variable compensation plans. The Compensation Committee determined that the 12% cap was still appropriate for the 2012 year.

For the first semi-annual performance period in fiscal year 2012, the performance target levels for the two performance measures were set such that a participant would receive 100% of his or her target bonus if the Company achieved an Operating Profit Margin of 20% and annual revenue growth of 15% during the semi-annual performance period. Specifically, the formula for determining the Incentive Plan Pay-Out Percentage was set by the Compensation Committee as follows:

(1)	The operating profit payout percentage is determined based on the Company’s Operating Profit Margin for the semi-annual performance period. If the Company fails to achieve a threshold Operating Profit Margin of 10%, then no bonus payments would be made for the performance period.

(2)	At the threshold Operating Profit Margin of 10%, the operating profit payout percentage would be 25%. At the target Operating Profit Margin of 20%, the operating profit payout percentage would be 100%. For Operating Profit Margin performance between the threshold of 10% and the target of 20%, the operating profit percentage payout would be determined by using straight-line interpolation between the threshold and target points. For example, if the Company achieved an Operating Profit Margin of 16%, the operating profit payout percentage would be calculated as 70% (25% + (3/5 x 75%)).

(3)	For performance above the target Operating Profit Margin of 20%, the operating profit payout percentage would increase linearly by 10% for each percentage point of Operating Profit Margin in excess of 20%. For example, if the Company achieved an Operating Profit Margin of 25%, the operating profit payout percentage would be calculated as 150% (100% + (5 x 10%)).

(4)	Once the operating profit payout percentage is determined, the Incentive Plan Pay-out Percentage is calculated by multiplying the operating profit payout percentage by a revenue growth multiplier.

(5)	For fiscal year 2012, the revenue growth multiplier was set at 50% for revenue growth below 5% and 100% for target revenue growth of 15%. For revenue growth performance between 5% and 15%, the revenue growth multiplier would be determined using straight-line interpolation between these points. For example, if the Company achieved 10% revenue growth during the period, the revenue growth multiplier would be calculated as 75% (50% + (5/10 x 50%)).

(6)	For performance levels above the target revenue growth of 15%, the revenue growth multiplier would increase linearly by 5% for each percentage point of revenue growth in excess of 15%. For example, if the Company achieved annual revenue growth of 20% in the relevant period, the revenue growth multiplier would be calculated as 125% (100% + (5% x 5)).

As a result of the Company’s performance in the first half of the fiscal year, executive officers, including our Named Executive Officers, earned payments of 66% of each individual’s target bonus for the semi-annual period. The Incentive Plan Payout Percentage for the first half of fiscal year 2012 was calculated based on an Operating Profit Margin of 22% (17% on a GAAP basis) and revenue growth of 6%. As a result of the Company’s performance in the second half of the fiscal year, executive officers, including our Named Executive Officers, earned payments of approximately 233% of each individual’s target bonus for the semi-annual period. The Incentive Plan Payout Percentage for the second half of fiscal year 2012 was calculated based on an Operating Profit Margin of 26% (20% on a GAAP basis) and revenue growth of 24.6%. A reconciliation of the Company’s GAAP operating profit margin to the Operating Profit Margin used in the Company’s Incentive Plan calculations is included as an annex to this proxy statement.

Long-Term Incentives
We provide long-term incentive opportunities through equity awards to motivate and reward our executive officers, including our Named Executive Officers, for their contributions to achieving our business objectives by tying incentives to the performance of the Company’s common stock over the long term. The use of equity further reinforces the link between the interests of our executive officers and our stockholders. Generally, equity awards are made annually by the Compensation Committee to each of our executive officers under our 2006 Equity Incentive Plan.

Historically, we used stock options as our principal long-term incentive vehicle because of our belief that there was a near universal expectation by employees and executive officers in our industry that they would receive stock option grants. Options have provided an effective compensation opportunity for companies, like ours, focused on growth. Options are designed to align the interests of our executive officers and employees with those of our stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each option award enables the recipient to purchase shares of the Company’s common stock at a fixed price per share (the market price of the Company’s stock on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a specified period, contingent upon the recipient’s continued employment with the Company. Accordingly, the options provide a potential return to the employee or executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the Company’s common stock appreciates over the option term.

In September 2010, the Compensation Committee approved DolmatConnell’s recommendation to move to a long-term incentive framework based on an award mix of 50% stock options and 50% time-vested restricted stock unit (“RSUs”) awards. The proposed mix is consistent with the Company’s Proxy Group practices in which stock options are commonly used with other full value awards with time or performance-based vesting. The decision to use time-vested RSUs balances the benefits of stock options with the executive retention and stockholder dilution benefits that RSUs provide. In particular, the Compensation Committee believes that the use of time-based restricted stock units with a three-year cliff vest helps further our retention objectives by encouraging our executive officers to remain with the Company and fully execute our long-term strategies, which generally take a number of years to be fully implemented and reflected in our financial performance. And because RSU awards are typically granted at a lower number of shares than an equivalent option grant, the dilutive impact of our long-term incentive awards as a whole is reduced by using a mix of these two types of equity.

The Compensation Committee’s long-term incentive compensation philosophy is to grant awards to executive officers that position target total direct compensation approximately at the market 50th percentile. Based on this philosophy, in September 2011, DolmatConnell recommended grant ranges based on the implied market long-term incentive compensation value, which was calculated by subtracting the market median target total cash compensation for an executive officer from the executive officer’s market median target total direct compensation. In addition to these suggested annual grant guidelines, the Compensation Committee also takes into account the number and current unrealized value of outstanding options held by each executive officer in order to maintain an appropriate level of equity incentive for that individual. The Compensation Committee further considers the Company’s current equity burn rate and dilution in setting the amount of equity available for grant to our executive officers. The size of the equity award to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock price appreciation based upon the individual’s position with the Company, current performance, anticipated future contribution based on that performance, and ability to affect corporate and/or business unit results. The Compensation Committee utilizes a largely discretionary approach for determining the amount of equity awards awarded to an individual executive officer and looks collectively at all of these factors. Ultimately, the Compensation Committee’s decision with respect to the size of equity awards is subjective and made in the sole discretion of the Compensation Committee.

For fiscal year 2012, based on DolmatConnell’s recommendations and the other relevant factors summarized above, the Compensation Committee approved the grant of a mix of options and RSU awards to our executive officers in conjunction with the Company’s annual review of equity awards for all employees. The relevant weight given to each of these factors used to determine the size of each executive officer’s grant varied from individual to individual. The equity awards were granted on the Company’s Monthly Grant Date (as defined below) in October 2011. The Company awarded equity grants to executive officers in fiscal year 2012 that resulted in certain executive officers receiving a target total direct compensation opportunity above the 50th percentile level. The Compensation Committee determined that the size of these awards was deserved based on the performance of the Company in the preceding twelve months.

Equity Award Practices and Timing
The Compensation Committee has implemented a process whereby new employee equity awards and special stock awards are granted and priced on the first Wednesday of each calendar month (the “Monthly Grant Date”). The purpose of this process is to minimize the administrative burdens that would be created with multiple monthly grant dates and to ensure that all required approvals are obtained on or before the Monthly Grant Date. If the Monthly Grant Date occurs on a Company holiday, or on other days that the Company or Nasdaq is closed for business, the Monthly Grant Date will be the next regularly scheduled business day. The Compensation Committee does not have any program, plan or practice to time option grants to our executive officers in coordination with the release of material non-public information.

Perquisites and Other Benefits
All of our employees, including our executive officers, are eligible to participate in the Company’s welfare and health benefit programs, including our 401(k) plan; medical, vision and dental plans; and certain other standard employee benefit plans. The Cirrus Logic, Inc. 401(k) Plan is a tax-qualified profit sharing and 401(k) plan. Under the plan, we match 50% of up to the first 6% of an employee’s pre-tax deferrals, subject to the IRS compensation limits.

Our CEO and other executive officers participate in these welfare and health benefit programs to the same extent as all other salaried employees based in the United States. Although perquisites are not a material part of our compensation programs for executive officers and are generally not provided, we do reimburse up to $500 for an annual physical examination for each of our executive officers to the extent the physical examination is not covered under our standard health care plans.

Post-Employment Compensation
We do not maintain separate individual employment, severance, or change of control agreements with our Named Executive Officers; however, on July 26, 2007, after a review of other companies’ practices with respect to management severance plans, the Compensation Committee approved and adopted an Executive Severance and Change of Control Plan (the “2007 Severance Plan”). The 2007 Severance Plan provides certain severance and other benefits to eligible executive officers (“Eligible Executives”), including each of the Named Executive Officers, whose employment is involuntarily terminated by the Company (other than for cause) or whose employment terminates following a change of control of the Company. The 2007 Severance Plan became effective on October 1, 2007.

The 2007 Severance Plan provides that, in the event of an Eligible Executive’s termination of employment without cause, an Eligible Executive will be eligible to receive: (i) a continuation of base salary for a period of up to six months (up to 12 months for the Company’s CEO) following termination, and (ii) payment in full of a reasonable estimate of premiums for three months of continued health care coverage.

The 2007 Severance Plan further provides that, if an Eligible Executive’s employment is terminated within 12 months following a change in control, either by the Company without cause or by the Eligible Executive for good reason, the Eligible Executive will be eligible to receive (in lieu of the benefits described above): (i) a lump sum payment equal to twelve months’ salary, (ii) acceleration in full of any unvested stock options or any other securities or similar incentives that have been granted or issued to the Eligible Executive as of the termination date, and (iii) payment in full of a reasonable estimate of COBRA premiums for twelve months. The Eligible Executive shall have six months from the termination date to exercise any vested options.

The 2007 Severance Plan may not be amended or terminated without the consent of any Eligible Executive during the one year prior to or following the occurrence of a change in control, if such amendment would be adverse to the interest of such Eligible Executive. In order to receive severance payments under the 2007 Severance Plan, an Eligible Executive must execute a general release of all claims against the Company. Additional details and specific terms of the Severance Plan are set forth in the section of this proxy entitled “Potential Payments upon Termination or Change in Control.”

We maintain a severance plan because we believe it is consistent with the practices of peer companies and helps ensure that we are able to attract and retain top talent. Further, we believe that our plan provides a level of stability the Eligible Executives during volatile business conditions that have historically existed in our industry so that they remain focused on their responsibilities and the long-term interests of the Company during such times. The 2007 Severance Plan provides for “double-trigger” rather than “single-trigger” payment and benefits in the event of a change in control. In other words, payments to an Eligible Executives are contingent upon an involuntarily termination following a change in control. This severance plan design is intended to provide a level of security to Eligible Executives negotiating a transaction to avoid any misalignment with the interests of our stockholders without resulting in a windfall to Eligible Executives who remain employed following such a transaction.

Policies Regarding Short Selling and Hedging Transactions
The Company prohibits directors, officers, and employees from investing in derivative securities based on or related to the Company’s common stock or engaging in any short sale or hedging transactions involving the Company’s common stock. This policy does not restrict the ownership of Company-granted awards, such as stock options, restricted stock, RSUs, or other equity awards issued by the Company.

Tax Considerations
Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to our CEO and any of the three most highly compensated officers (other than our principal financial officer) to the extent that compensation exceeds $1,000,000 per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be “performance-based compensation. Under the Treasury Regulations corresponding to Section 162(m) of the Internal Revenue Code, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if it qualifies as “qualified performance-based compensation” within the meaning of Section 162(m).

It is the Compensation Committee’s objective, so long as it is reasonable and consistent with the Company’s overall business, compensation, and retention objectives, to endeavor to design executive officer compensation programs that keep executive compensation deductible for federal income tax purposes. We structured our 2006 Equity Incentive Plan with the intention that stock options and full value awards with performance-based vesting would qualify for tax deductibility. However, in order to maintain flexibility in the compensation program, other forms of equity such as RSU awards are available and do not qualify for tax deductibility. In addition, although it is the Compensation Committee’s preference to keep executive compensation deductible for federal income tax purposes when appropriate, our stockholders have not approved our Incentive Plan, or the performance goals under our Incentive Plan. Therefore, we expect that any payments under the Incentive Plan will not qualify as “performance-based compensation” under 162(m).

In fiscal year 2012, the Company had a tax deduction disallowance under Section 162(m) of approximately $27,580. This disallowance was the result of options exercised by covered employees during the year. These options were granted prior to the adoption of the 2006 Equity Incentive Plan from plans that did not qualify as performance-based compensation under Section 162(m).

Section 280G of the Internal Revenue Code disallows the deduction of any “excess parachute payment” paid in connection with certain events. A portion of amounts payable under the 2007 Severance Plan constitute “excess parachute payments.” Accordingly, the 2007 Severance Plan provides for a modified Section 280G “cut back” pursuant to which payments and benefits under the 2007 Severance Plan will be reduced in the event such reduction produces a greater after-tax benefit to the executive. See “Potential Payments Upon Termination or Change of Control” at page 39.

Compensation Committee Interlocks and Insider Participation
The Compensation Committee of the Board currently consists of Messrs. Carter, Dehne, and Schuele. None of our executive officers have ever served as a member of the board of directors or the compensation committee of another entity that has or has had, at the time of his service or during the same fiscal year, one or more executive officers serving as a member of the Company’s Board or Compensation Committee. These members are considered independent under the Company’s Board and Committee independence standards as set forth in the Company’s Corporate Governance Guidelines, which is included as an Exhibit to this proxy.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K with management of the Company. Based on such review and discussion, we have recommended to the Board of Directors that the CD&A be included as part of this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Timothy R. Dehne, Chairman
John C. Carter
Alan R. Schuele

CONSIDERATION OF RISK RELATED TO COMPENSATION PROGRAMS

The Compensation Committee structures our executive compensation program to provide incentives to appropriately reward our executive officers without undue risk taking. Our approach is similar for the compensation practices and polices applicable to all employees throughout the Company. Overall, we believe that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our Company. In general, we attempt to align our compensation programs with the long-term interests of the Company and its stockholders and mitigate the likelihood of inducing excessive risk-taking behavior. More specifically, we believe the following program features and policies help to mitigate the likelihood of inducing excessive risk-taking behavior:

  The Company pays a mix of fixed and variable compensation, with variable compensation tied both to short-term objectives and the long-term value of our stock price.

  Our annual incentive programs are based on a mix of bottom-line objectives (i.e., operating profit goals) and top-line objectives (i.e., revenue growth) in order to avoid the risk of excessive focus on one goal or performance measure.

  To prevent the risk that our annual incentive program pays bonuses despite weak short-term performance, no payout may occur without a threshold level of operating profit performance being met.

  Our executive and leadership team annual incentive program payout is capped at a percentage of overall operating profit to prevent the risk of excessive payout of the Company’s operating profit.

  Our executive and leadership team annual incentive program is further capped so that no participant may receive a payout of greater than 250% of his or her target payout.

  Long-term incentives are awarded to executives in the form of equity that vests over a significant period of time, typically three or four years. The vesting period is intended to align the interests of our executive officers with the long-term interests of stockholders and to provide an incentive for our executive officers to remain with the Company.

  Long-term incentives are typically granted annually so our executive officers will have unvested awards that may decrease in value if our business is not managed with long-term goals in mind.

  In calendar 2010, we began using a mixture of stock options and restricted stock unit (“RSU”) awards in order to create an overall long-term incentive package that aligns with stockholder interests, appropriately balances risk and performance, and provides competitive incentives for the purpose of executive retention.

  The Compensation Committee hires an independent compensation consultant and uses market data, when available, to inform our focus on pay for performance.

EXECUTIVE COMPENSATION TABLES

Fiscal Year 2012 Summary Compensation Table
The following table provides certain summary information concerning the compensation awarded to, earned by, or paid to the Named Executive. The table sets forth compensation for services rendered by our Named Executive Officers for the fiscal years ended March 31, 2012; March 26, 2011; and March 27, 2010 as applicable.

							Non-Equity
					Stock	Option	Incentive Plan	All Other
Name and Principal		Salary	Bonus		Awards (1)	Awards (1)	Compensation (2)	Compensation		Total
Position	Year	($)	($)		($)	($)	($)	($)		($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(i)		(j)
Jason P. Rhode,	2012	$453,415	$1,300	(3)	$577,875	$1,085,968	$572,470	$9,201	(4)	$2,700,229
President and Chief	2011	408,616	—		609,375	1,347,530	736,500	8,316	(5)	3,110,337
Executive Officer	2010	390,000	—		—	1,093,712	193,971	23,101	(6)	1,700,784
Thurman K. Case,	2012	$263,943	$—		$192,625	$201,106	$202,105	$8,525	(7)	$868,304
Chief Financial Officer,	2011	250,701	—		203,125	246,595	301,044	9,083	(8)	1,010,548
Vice President of Finance	2010	245,000	—		—	204,160	81,236	8,588	(9)	538,984
and Treasurer
Scott A. Anderson,	2012	$279,293	$—		$269,675	$281,548	$211,935	$3,275	(10)	$1,045,726
Senior Vice President	2011	275,000	13,750	(11)	284,375	352,216	330,000	2,692	(12)	1,258,033
and General Manager,	2010	275,000	—		—	262,491	91,183	3,381	(13)	632,055
Mixed-Signal Audio Division
Gregory S. Thomas,	2012	$280,500	$15,000	(14)	$231,150	$241,326	$209,877	$9,184	(15)	$987,037
Vice President,	2011	277,560	8,750	(16)	260,000	322,356	333,163	8,410	(17)	1,210,239
General Counsel	2010	275,000	—		—	262,491	91,183	25,210	(18)	653,884
and Corporate Secretary
Thomas Stein,	2012	$237,010	$—		$231,150	$241,326	$181,482	$7,145	(20)	$898,113
Vice President and	2011	219,773	—		227,500	276,103	264,075	6,015	(21)	993,466
General Manager,
EXL Division (19)

(1)	The amounts reflected in the “Stock Awards” and “Option Awards” columns show amounts that do not reflect compensation actually received by the Named Executive Officer, but represent the aggregate grant date fair value of all equity granted in fiscal year 2012 and previous fiscal years as determined pursuant to FASB ASC Topic 718, excluding any assumptions regarding potential forfeitures. The assumptions underlying the calculation under FASB ASC Topic 718 are discussed under Note 8, Stockholders’ Equity Compensation, in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

(2)	This column shows amounts earned under the Company’s 2007 Management and Key Individual Contributor Incentive Plan, which is described in further detail in the “Compensation Discussion and Analysis – Annual Performance Awards” section of these proxy materials. Payments earned in the second semi-annual period of fiscal year 2012 were paid in fiscal year 2013.

(3)	This amount was awarded pursuant to the Company’s Patent Incentive Program.

(4)	This amount includes $7,923 in matched contributions under our 401(k) plan, $685 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Dr. Rhode, and $593 in tax gross ups paid to all employees of the Company with respect to the Company’s long-term disability plan.

(5)	This amount includes $7,534 in matched contributions under our 401(k) plan, $660 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Dr. Rhode, $121 in tax gross ups paid to all employees of the Company with respect to the Company’s long term disability plan.

(6)	This amount includes $7,350 in matched contributions under our 401(k) plan and $609 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Dr. Rhode, $28 in tax gross ups paid to all employees of the Company with respect to the Company’s long term disability plan, and $15,114 in payment for accrued vacation made in association with changes made to the Company’s vacation policy.

(7)	This amount includes $5,447 in matched contributions under our 401(k) plan, $2,557 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Case, and $521 in tax gross ups paid to all employees of the Company with respect to the Company’s long-term disability plan.

(8)	This amount includes $7,477 in matched contributions under our 401(k) plan, $1,504 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Case, and $102 in tax gross ups paid to all employees of the Company with respect to the Company’s long term disability plan.

(9)	This amount includes $7,350 in matched contributions under our 401(k) plan and $1,215 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Case, and $23 in tax gross ups paid to all employees of the Company with respect to the Company’s long term disability plan.

(10)	This amount reflects $2,723 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Anderson, and $552 in tax gross ups paid to all employees of the Company with respect to the Company’s long-term disability plan.

(11)	This amount was awarded as a discretionary bonus in lieu of an annual base salary increase.

(12)	This amount reflects $2,580 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Anderson, and $112 in tax gross ups paid to all employees of the Company with respect to the Company’s long-term disability plan.

(13)	This amount includes $775 in opt-out payments associated with opting out of the Company’s medical plan, $2,580 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Anderson, and $26 in tax gross ups paid to all employees of the Company with respect to the Company’s long term disability plan.

(14)	This amount was awarded as a discretionary bonus in lieu of an annual salary increase as further detailed in the “Compensation Discussion and Analysis – Base Salary” section of these proxy materials.

(15)	This amount includes $7,674 in matched contributions under our 401(k) plan, $955 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Thomas, and $555 in tax gross ups paid to all employees of the Company with respect to the Company’s long-term disability plan.

(16)	This amount was awarded as a discretionary bonus in lieu of an annual base salary increase.

(17)	This amount includes $7,388 in matched contributions under our 401(k) plan, $909 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Thomas, and $113 in tax gross ups paid to all employees of the Company with respect to the Company’s long-term disability plan.

(18)	This amount includes $7,350 in matched contributions under our 401(k) plan, $669 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Thomas, $25 in tax gross ups paid to all employees of the Company with respect to the Company’s long term disability plan, and $17,165 in payment for accrued vacation made in association with changes made to the Company’s vacation policy.

(19)	Mr. Stein was not a Named Executive Officer during the 2010 fiscal year.

(20)	This amount includes $6,150 in matched contributions under our 401(k) plan, $527 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Stein, and $468 in tax gross ups paid to all employees of the Company with respect to the Company’s long-term disability plan.

(21)	This amount includes $5,494 in matched contributions under our 401(k) plan, $432 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Stein, and $89 in tax gross ups paid to all employees of the Company with respect to the Company’s long-term disability plan.

Fiscal Year 2012 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended March 31, 2012, to the Named Executive Officers. All of the restricted stock units and stock options reflected in the table were granted under our 2006 Equity Incentive Plan. Each stock option has a maximum term of ten years, subject to earlier termination if the optionee’s services are terminated. Unless noted, the exercisability of options vests with respect to 25% of the shares underlying the option one year after the date of grant and with respect to the remaining shares underlying the option thereafter in 36 equal monthly installments. The exercise price of each stock option is equal to the closing price of our common stock on the date of grant. The restricted stock unit awards will vest with respect to 100% of the shares underlying the award on the third anniversary of the grant date. Holders of restricted stock unit awards are not entitled to receive any dividends or dividend equivalents with respect to outstanding restricted stock units. Special accelerated vesting provisions applicable to the equity awards upon a Named Executive Officer’s termination of employment or upon a change of control are described below under “Potential Payments Upon Termination or Change of Control.”

The amounts reported in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column set forth potential payouts under the Company’s 2007 Management and Key Individual Contributor Incentive Plan, which is described further at page 26.

						All Other	All Other
						Stock	Option		Grant
						Awards:	Awards:		Date
			Estimated Future Payouts Under			Number of	Number of	Exercise or	Fair
			Non-Equity			Shares of	Securities	Base Price	Value
			Incentive Plan Awards			Stock or	Underlying	of Option	of Stock
			Threshold (2)	Target	Maximum	Units	Options	Awards	and Option
Name	Grant Date (1)	Approval	($)	($)	($)	(#)	(#)	($/Sh)	Awards (3)
(a)	(b)	Date	(c)	(d)	(e)	(i)	(j)	(k)	(l)
Jason P. Rhode,
President and Chief	10/5/2011	9/21/2011				37,500			$577,875
Executive Officer	10/5/2011	9/21/2011	$118,750	$475,000	$1,187,500		135,000	$15.41	1,085,968
Thurman K. Case,
Chief Financial Officer,
Vice President of Finance	10/5/2011	9/21/2011				12,500			$192,625
and Treasurer	10/5/2011	9/21/2011	$33,764	$135,057	$337,641		25,000	$15.41	201,106
Scott A. Anderson,
Senior Vice President
and General Manager,	10/5/2011	9/21/2011				17,500			$269,675
Mixed-Signal Audio Division	10/5/2011	9/21/2011	$35,406	$141,625	$354,063		35,000	$15.41	281,548
Gregory S. Thomas,
Vice President, General
Counsel and Corporate	10/5/2011	9/21/2011				15,000			$231,150
Secretary	10/5/2011	9/21/2011	$35,063	$140,250	$350,625		30,000	$15.41	241,326
Thomas Stein, Vice President
and General Manager, EXL	10/5/2011	9/21/2011				15,000			$231,150
Division	10/5/2011	9/21/2011	$30,319	$121,275	$303,188		30,000	$15.41	241,326

(1)	The Company’s policy is to grant employee equity awards on the first Wednesday of the month (the “Monthly Grant Date”) after the Company’s Compensation Committee approves the grant. If the Monthly Grant Date occurs on a Company holiday, or on other days that the Company or Nasdaq is closed for business, the Monthly Grant Date is the next regularly scheduled business day when the Company and Nasdaq are open for business.

(2)	Payments may be paid only if Operating Profit Margin thresholds are achieved pursuant to the Company’s 2007 Management and Key Individual Contributor Incentive Plan (as described further at page 26). No payments may be paid under the plan if the Operating Profit Margin thresholds are not achieved.

(3)	This amount represents the aggregate grant date fair value of the equity awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions underlying the calculation under FASB ASC Topic 718 are discussed under Note 8, Equity Compensation, in the Company’s Form 10-K for the fiscal year ended March 31, 2012.

Fiscal Year 2012 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information concerning the outstanding equity award holdings held by our Named Executive Officers as of March 31, 2012.

	Option Awards				Stock Awards
	Number of
	Securities				Number of	Market Value
	Underlying	Number of Securities			Shares or	of Shares or
	Unexercised	Underlying			Units of Stock	Units of Stock
	Options	Unexercised Options	Option	Option	That Have Not	That Have Not
Name	Exercisable	Unexercisable(1)	Exercise Price	Expiration Date	Vested(3)	Vested(4)
	(#)	(#)	($)		(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Jason P. Rhode,	15,000	-	$6.97	10/24/2013
President and Chief	80,000	-	$8.06	03/01/2016
Executive Officer	325,000	-	$7.87	06/06/2017
	71,772	38,647	$5.25	10/01/2018
	158,054	156,946	$5.55	10/07/2019
	47,812	87,188	$16.25	10/06/2020
	-	135,000	$15.41	10/05/2021
					37,500	$892,500
					37,500	$892,500
Thurman K. Case,	27,159 (2)	-	$3.40	06/23/2013
Chief Financial Officer,	25,000	-	$4.58	03/02/2015
Vice President of Finance	2,084	-	$8.41	03/07/2017
and Treasurer	39,806	-	$6.51	10/03/2017
	42,708	7,292	$5.25	10/01/2018
	42,291	27,709	$5.55	10/07/2019
	8,853	16,147	$16.25	10/06/2020
	-	25,000	$15.41	10/05/2021
					12,500	$297,500
					12,500	$297,500
Scott A. Anderson,	80,000	-	$5.67	11/07/2017
Senior Vice President and	58,083	9,917	$5.25	10/01/2018
General Manager, Mixed-	54,375	35,625	$5.55	10/07/2019
Signal Audio Division	12,395	22,605	$16.25	10/06/2020
	-	35,000	$15.41	10/05/2021
					17,500	$416,500
					17,500	$416,500
Gregory S. Thomas,	80,000	-	$8.06	03/01/2016
Vice President,	75,000	-	$6.51	10/03/2017
General Counsel and	19,835	9,917	$5.25	10/01/2018
Corporate Secretary	41,854	48,146	$5.55	10/07/2019
	11,333	20,667	$16.25	10/06/2020
	-	30,000	$15.41	10/05/2021
					16,000	$380,800
					15,000	$357,000
Thomas Stein,	105	-	$6.56	08/02/2016
Vice President and	4,688	-	$6.51	10/03/2017
General Manager,	2,083	313	$6.63	06/04/2018
EXL Division	50,757	10,938	$5.25	10/01/2018
	42,290	27,710	$5.55	10/07/2019
	9,916	18,084	$16.25	10/06/2020
	-	30,000	$15.41	10/05/2021
					15,000	$357,000
					14,000	$333,200

Fiscal Year 2012 Outstanding Equity Awards at Fiscal Year-End Table (continued from previous page)

(1)	Unless otherwise noted within this table, all stock options vest over four years, with one-year cliff vesting for 25% of the options on the first anniversary of the grant date, and 1/36 of the remaining options vesting on a monthly basis over the following three years.

(2)	Stock options granted on June 23, 2003 to Mr. Case vested over four years, with cliff vesting for 20% of the options on the six-month anniversary of the grant date, cliff vesting for 20% of the options on the 12-month anniversary of the grant date, and 1/36 of the remaining options vesting on a monthly basis over the following three years.

(3)	All RSU awards vest for 100% of the shares underlying the award on the third anniversary of the grant date.

(4)	The market value of unvested RSUs awards reported in this column (h) is calculated by multiplying the number of units reported in column (g) by the closing market price of the Company’s common stock on March 30, 2012 (the last trading day of fiscal year 2012), which was $23.80.

Fiscal Year 2012 Options Exercised and Stock Vested Table
The following table provides information on the value realized by each Named Executive Officer as a result of options that were exercised during the Company’s 2012 fiscal year. No stock awards vested for our Named Executive Officers during fiscal year 2012.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on	on	Acquired on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Jason P. Rhode, President and
Chief Executive Officer	10,000	$66,500

(1)	The value realized on the exercise of stock options was computed by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options for each share exercised.

Pension Benefits and Nonqualified Deferred Compensation
The Company does not sponsor or maintain either a defined benefit pension plan or a nonqualified deferred compensation plan for the benefit of its executive officers.

Potential Payments upon Termination or Change of Control.
The Company does not maintain individual employment, severance, or change of control agreements with our Named Executive Officers; however, on July 26, 2007, our Compensation Committee approved and adopted an Executive Severance and Change of Control Plan (the “2007 Severance Plan”) providing for certain payments and benefits to individuals employed by the Company and its subsidiaries at the level of Chief Executive Officer and Vice President or above and reporting directly to the Chief Executive Officer (“Eligible Executives”) in the event that the employment of an executive is involuntarily terminated other than for cause or whose employment terminates following a change of control of the Company. The Plan became effective on October 1, 2007. Each of our Named Executive Officers would be considered Eligible Executives under the 2007 Severance Plan.

The Company maintains the 2007 Severance Plan because we believe it helps to ensure that we are able to attract and retain top talent. Further, we believe that our the 2007 Severance Plan provides a level of stability for our executives during volatile business conditions that have historically existed so that they remain focused on their responsibilities and the long-term interests of the Company during such times.

The 2007 Severance Plan provides that, in the event of an Eligible Executive’s involuntary termination of employment other than for “cause,” an Eligible Executive will be eligible to receive: (i) a continuation of base salary for a period of up to six (6) months (up to twelve (12) months in the case of the Company’s Chief Executive Officer) following termination, and (ii) payment in full of a reasonable estimate of COBRA premiums for 3 months (collectively, the “Termination Payment”).

The 2007 Severance Plan further provides that, if an Eligible Executive’s employment is terminated either by the Company without “cause” or by the Eligible Executive for “good reason” within twelve (12) months following a “change in control,” the Eligible Executive will be eligible to receive a “Change in Control Termination Payment,” which is comprised of: (i) a lump sum payment equal to twelve (12) months’ base salary, (ii) acceleration in full of any unvested stock options or any other securities or similar incentives that have been granted or issued to the Eligible Executive as of the termination date, and (iii) payment in full of a reasonable estimate of COBRA premiums for twelve (12) months. An Eligible Executive has until the later of six months from the termination date or the original expiration date of the award to exercise any vested options.

In the event of an Eligible Executive’s death or “disability,” the Eligible Executive or his estate, as applicable will receive the Termination Payment described above. If the death or disability has occurred within twelve (12) months following a “change in control,” the Eligible Executive or his estate, as applicable, will receive the Change in Control Termination Payment described above.

For purposes of the 2007 Severance Plan, the term “cause” means (i) gross negligence or willful misconduct in the performance of an executive officer’s duties; (ii) a material and willful violation of any federal or state law that if made public would injure the business or reputation of the Company; (iii) a refusal or willful failure to comply with any specific lawful direction or order of the Company or the material policies and procedures of the Company including but not limited to the Company’s Code of Conduct and the Company’s Insider Trading Policy as well as any obligations concerning proprietary rights and confidential information of the Company; (iv) a conviction (including a plea of nolo contendere) of a felony, or of a misdemeanor that would have a material adverse effect on the Company’s goodwill if the executive officer were to continue to be retained as an employee of the Company; or (v) a substantial and continuing willful refusal to perform duties ordinarily performed by an employee in the same position and having similar duties as the executive officer. The term “good reason” means: (i) without the executive officer’s express written consent, a material reduction of the executive officer’s duties, authority, or responsibilities relative to the executive’s duties, authority, or responsibilities as in effect immediately prior to such reduction; (ii) a material reduction by the Company in the base salary of an executive officer as in effect immediately prior to such reduction; or (iii) the relocation of an executive officer’s principal work location to a facility or a location more than fifty (50) miles from executive officer’s then present principal work location. “Good reason” shall not exist unless the executive officer provides written notice of the circumstances alleged to give rise to good reason within thirty (30) days of their occurrence and the Company (or our successor) fails to cure such circumstances within thirty (30) days. A “disability” is generally defined in the 2007 Severance Plan as the executive’s mental or physical disability, illness or injury that renders the executive unable to perform any one or more of the essential duties of his position for a period of ninety (90) days or more in any one year period.

For purposes of the 2007 Severance Plan, the term “change of control” means the occurrence of one or more of the following with respect to the Company: (i) the acquisition by any person (or related group of persons), whether by tender or exchange offer made directly to the Company’s stockholders, open market purchases or any other transaction or series of transactions, of stock of the Company that, together with stock of the Company held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the then outstanding stock of the Company entitled to vote generally in the election of the members of the Company’s Board of Directors; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which both (A) securities representing more than fifty percent (50%) of the total combined voting power of the surviving entity are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934), directly or indirectly, immediately after such merger or consolidation by persons who beneficially owned common stock immediately prior to such merger or consolidation, and (B) the members of the Board of Directors immediately prior to the transaction (the “Existing Board”) constitute a majority of the Board of Directors immediately after such merger or consolidation; (iii) any reverse merger in which the Company is the surviving entity but in which either (A) persons who beneficially owned, directly or indirectly, Common Stock immediately prior to such reverse merger do not retain immediately after such reverse merger direct or indirect beneficial ownership of securities representing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities or (B) the members of the existing Board do not constitute a majority of the Board of Directors immediately after such reverse merger; or (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than a sale, transfer or other disposition to one or more subsidiaries of the Company).

The 2007 Severance Plan may not be amended or terminated without the consent of any Eligible Executive during the one year prior to or following the occurrence of a change in control, if such amendment would be adverse to the interest of such Eligible Executive. If any payment or benefit under the 2007 Severance Plan would be a parachute payment (within the meaning of Section 280G of the Internal Revenue Code) and would therefore result in the imposition of an excise tax, an Eligible Executive’s payments and benefits will not exceed the amount that produces the greatest after-tax benefit to the executive.

To receive payments and benefits under the 2007 Severance Plan, an Eligible Executive must execute a release of all claims against the Company. If the Eligible Executive is considered a “specified employee” under Section 409A of the Internal Revenue Code at the time of the executive’s termination of employment, any amounts payable under the 2007 Severance Plan will be delayed for a period of six (6) months if it is determined that such a delay is necessary in order to prevent the payment from imposing exercise taxes on the executive.

In addition, a participant in the Incentive Plan, as described further in the Compensation Discussion and Analysis of this proxy statement, may also receive payments upon termination of employment or a change of control. Pursuant to the Incentive Plan, a participant, including each of our Named Executive Officers, must be continuously employed through the last day of the applicable plan cycle and through the date that cash bonuses under the Incentive Plan for such plan cycle are actually paid. However, participants whose employment terminates under certain circumstances (such as without “cause” or due to death or “disability”) during a plan cycle will be eligible to receive a pro rata cash bonus payment based on the number of days the participant was employed during that plan cycle and our actual performance during the plan cycle. The pro rata bonus amount will be paid to the terminated participant on or before the 15th day of the third month after the later of (i) the last day of the calendar year in which the termination occurred or (ii) the last day of our taxable year in which the termination occurred. In addition, if a change of control occurs and our successor does not assume the Incentive Plan, each participant will receive a pro rata cash bonus payment based on the number of calendar days completed in the current plan cycle multiplied by an incentive plan pay-out percentage of 100 percent. Any such payment will be made in a lump sum in cash within ten (10) days of the change of control.

For purposes of the Incentive Plan, the term “cause” means (i) gross negligence or willful misconduct in the performance of a participant’s duties to us after one written warning detailing the concerns and offering the participant opportunities to cure, (ii) material and willful violation of any federal or state law, (iii) commission of any act of fraud with respect to us, (iv) conviction of a felony or any crime causing material harm to our standing and reputation, or (v) intentional and improper disclosure of our confidential or proprietary information. The term “disability” in the Incentive Plan means total and permanent disability as defined in accordance with our long term disability plan.

For purposes of the Incentive Plan, the term “change in control” means (i) the sale, lease, conveyance or other disposition of all or substantially all of our assets to any person, entity or group of persons acting in concert, (ii) any person (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) becoming the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities, or (iii) a merger or consolidation of us with any other corporation, other than a merger or consolidation that would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or party outstanding immediately after such merger or consolidation).

The discussion and tables below present an estimate of the amount of compensation and/or other benefits payable to our Named Executive Officers in the event of their termination of employment and/or in the event of a change in control of the Company. The amounts disclosed assume that such termination and/or the occurrence of such change of control was effective as of March 31, 2012. The amounts below have been calculated using numerous other assumptions that we believe to be reasonable and include amounts earned through March 31, 2012, and estimates to the amounts that would be paid to our Named Executive Officers upon their respective terminations of employment and/or upon the occurrence of a change of control. The actual amounts to be paid out are dependent on various factors, which may or may not exist at the time a Named Executive Officer’s employment is actually terminated and/or a change of control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.”

The estimated amount payable to each of our Named Executive Officers pursuant to the 2007 Severance Plan and the Incentive Plan in the event of an involuntary termination of employment other than for cause, or due to the Named Executive Officer’s death or disability, is set forth in the table below:

Name	Salary Continuation(1)	Health Benefits (up to 3 months)(2)	Cash Bonus Under Incentive Plan(3)	Total
Jason P. Rhode, President	$475,000	$2,645	$556,426	$1,034,071
and Chief Executive Officer
Thurman K. Case, Chief	$135,057	$2,579	$158,208	$295,843
Financial Officer,
Vice President of Finance
and Treasurer
Scott A. Anderson, Senior Vice	$141,625	$2,645	$165,903	$310,173
President and General Manager,
Mixed-Signal
Audio Division
Gregory S. Thomas, Vice	$140,250	$3,863	$164,292	$308,405
President, General Counsel and
Corporate Secretary
Thomas Stein, Vice President	$121,275	$3,863	$142,064	$267,202
and General Manager, EXL
Division

(1)	The salary continuation payment for the Chief Executive Officer represents twelve months of his base salary as in effect on March 31, 2012; for each of the other Named Executive Officers, the amount is based on six months of base salary as in effect on March 31, 2012.

(2)	The valuation of the healthcare benefits has been computed based on an estimate of the COBRA payments required for the three-month period payable by the Company.

(3)	The cash bonus under the incentive plan has been computed based on the amount that was actually paid under the Company’s Incentive Plan for the period ending on March 31, 2012.

The estimated amount payable to each of our Named Executive Officers pursuant to the 2007 Severance Plan in the event of termination of employment following a change of control of the Company, other than for cause, is set forth in the table below. The possible application of any cutback required under the 2007 Severance Plan due to the operation of Section 280G and 4999 of the Internal Revenue Code has not been included in these calculations:

Name	Salary Continuation	Accelerated Vesting of Unvested Equity(1)	Health Benefits (up to 12 months)(2)	Cash Bonus Under Incentive Plan	Total
Jason P. Rhode,	$475,000	$7,157,086	$10,582	$237,500	$7,880,167
President and Chief
Executive Officer
Thurman K. Case, Chief	$270,113	$1,567,616	$10,315	$67,528	$1,915,572
Financial Officer, Vice
President of Finance and
Treasurer
Scott A. Anderson,	$283,250	$2,131,434	$10,582	$70,813	$2,496,078
Senior Vice President
and General Manager,
Mixed-Signal Audio
Division
Gregory S. Thomas,	$280,500	$2,208,161	$15,453	$70,125	$2,574,238
Vice President, General
Counsel and Corporate
Secretary
Thomas Stein, Vice	$242,550	$1,792,416	$15,453	$60,638	$2,111,056
President and General
Manager, EXL Division

(1)	The valuation of accelerated vesting of unvested equity has been computed based on: (1) the estimated value that would have been realized based on the difference between the exercise price of the options that were subject to accelerated vesting and the closing market price of our common stock on March 30, 2012, which was $23.80, and (2) the value of RSUs subject to accelerated vesting based on that same closing market price.

(2)	The valuation of healthcare benefits is based on an estimate of the COBRA payments required for the 12-month period payable by the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s common stock that may be issued upon the exercise of options, warrants, and rights under all of the Company’s existing equity compensation plans as of March 31, 2012, including the 1990 Directors’ Stock Option Plan, the 1996 Stock Plan, the 2002 Stock Option Plan, the 2006 Stock Incentive Plan, the Stream Machine Company 1996 Stock Plan, and the Stream Machine Company non-statutory stock option grants made outside of a plan (in thousands, except per share amounts):

	(A) Number of Securities to be issued upon exercise of outstanding options		(B) Weighted-average exercise price of outstanding options		(C) Number of securities remaining available for future issuance under equity compensation plans (except securities reflected in column (A))
Equity compensation plans
approved by security holders(1)	7,101	(2)	$8.43	(3)	6,257	(4)
Equity compensation plans not
approved by security holders(5)	419		$5.95		—
Total	7,520		$6.87		6,257

(1)	The Company’s stockholders have approved the Company’s 1990 Directors’ Stock Option Plan, the 1996 Stock Plan, and the 2006 Stock Incentive Plan. The following plans were assumed by the Company at the time of acquisition, and the Company’s stockholder approval was not required for these plans or their respective outstanding grants, as they were approved by the acquired companies’ stockholders: the Stream Machine Company 1996 Stock Plan and the Stream Machine Company non-statutory stock option grants made outside of a plan.

(2)	Includes 1,616,350 shares granted under the 2006 Stock Incentive Plan that are issuable upon the vesting of the outstanding RSUs.

(3)	The weighted average exercise price does not take into account the shares issuable upon the vesting of the outstanding RSUs, which have no exercise price.

(4)	Our Board discontinued the grant of future awards under the option plans that we assumed in connection with our past acquisitions; as a result, the shares authorized for grant under these plans have not been included in the total shares remaining available for future issuance. As of March 31, 2012, the Company was granting equity awards only under the 2006 Stock Incentive Plan. Approximately 871,670 shares have been deducted from the shares available for future issuance under the 2006 Stock Incentive Plan due to a 1.5 full value award multiplier applied to restricted stock awards and RSUs granted pursuant to the 2006 Stock Incentive Plan.

(5)	In August 2002, our Board of Directors approved the 2002 Stock Option Plan, which permits awards of fair market value stock options to non-executive employees. As of July 2006, when our stockholders approved the adoption of the 2006 Stock Incentive Plan, we canceled all remaining options available for grant under the 2002 Stock Option Plan.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee is comprised solely of independent directors, as defined by the applicable Nasdaq listing standards and rules of the SEC, and it operates under a written charter adopted by the Board, which is available under the Corporate Governance section of our “Investors” page on our Web site at investor.cirrus.com. The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Audit Committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The Sarbanes-Oxley Act added provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees. In 2004, Nasdaq also adopted, and the SEC approved, additional rules concerning audit committee structure, membership, authority, and responsibility. The Audit Committee amended and restated its charter in response to the Sarbanes-Oxley Act and the Nasdaq listing standards, and continues to review and assess the adequacy of its charter on an annual basis, and will revise it to comply with other new rules and regulations as they are adopted.

As described more fully in its charter, the primary focus of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control, and audit functions. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, Ernst & Young, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

In accordance with the Sarbanes-Oxley Act and the Nasdaq listing standards, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.

The Audit Committee serves an oversight role for the Board in which it provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are “independent” under applicable rules.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young. Management represented to the Audit Committee that the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the year ended March 31, 2012, were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Ernst & Young matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by PCAOB Rule 3526 regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Ernst & Young the firm’s independence. In addition, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Ernst & Young’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2012, as filed with the SEC.

Submitted by the Audit Committee of the Board:

Robert H. Smith, Chairman
John C. Carter
Susan Wang

AUDIT AND NON-AUDIT FEES AND SERVICES

Audit and Related Fees
The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young for fiscal years 2012 and 2011. All fees were pre-approved by the Company’s Audit Committee.

	2012	2011
Audit Fees	$469,890	$391,420
Audit-Related Fees	$0	$0
Tax Fees	$10,166	$8,987
All Other Fees	$0	$0

TOTAL	$480,056	$400,407

Audit Fees. Audit services consisted of the audit of the Company’s consolidated financial statements and of management’s assessment of the operating effectiveness of internal control over financial reporting included in the Company’s annual report on Form 10-K, the review of the Company’s financial statements included in its quarterly reports on Form 10-Q, and statutory audits required internationally.

Audit-Related Fees. Audit-related services generally include fees for accounting consultations and registration statements filed with the SEC.

Tax Fees. Tax services include tax compliance services, technical tax advice, administrative fees, as well as certain expatriate services.

All Other Fees. There were no other fees during fiscal year 2012 or 2011.

Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy for the pre-approval of audit, audit-related, and non-audit services provided by the Company’s independent registered public accounting firm.

For audit and audit-related services, the independent auditor will provide the Audit Committee with an engagement letter and estimated budget for formal acceptance and approval. A list of non-audit services and estimated budget for such services for the upcoming fiscal year shall be submitted to the Audit Committee by Company management for pre-approval. To ensure prompt handling of unexpected non-budgeted non-audit related services, the Audit Committee has delegated to its Chair the authority to amend or modify the list of approved permissible non-audit services and fees if the cost of the service is less than $100,000. Any such unexpected services for which the cost is more than $100,000 shall be approved by the Audit Committee. If the Chair takes any action, the Chair will report such action to the Audit Committee at the next Audit Committee meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification and Insurance. Our Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors’ and officers’ liability insurance.

Procedures for Review, Approval, and Ratification of Related Person Transactions. The Board recognizes that Related Person Transactions (as defined below) can present conflicts of interest and questions as to whether transactions are in the best interests of the Company. Accordingly, the Board has documented and implemented certain procedures for the review, approval, or ratification of Related Person Transactions. Pursuant to these procedures, the Audit Committee must review, approve, or ratify any transactions with Related Persons (as defined below). When it is impractical to wait for a scheduled Audit Committee meeting, a proposed related-person transaction may be submitted to the Audit Committee Chair for approval and then subsequently reported to the Committee at the next Committee meeting.

This procedure seeks to ensure that Company decisions are based on the merits of the transaction and the interests of the Company and its stockholders. It is the Company’s preference to avoid Related Person Transactions but when, in the course of business, transactions with related parties are unavoidable, this procedure sets forth a methodology for considering a proposed Related Person Transaction. The standard to be applied when evaluating a proposed Related Person Transaction is whether such transactions are at arm’s length and on terms comparable to those terms provided to other unrelated entities in the marketplace.

For these purposes, a “Related Person” is any person who is: (1) a director or Executive Officer of the Company, (2) a nominee for director (if the information called for is being presented in a proxy or information statement relating to the election of that nominee for director), (3) an immediate family member of a director or Executive Officer of the Company, (4) an immediate family member of a nominee for director (if the information called for is being presented in a proxy or information statement relating to the election of that nominee for director), (5) a Security holder of 5% or more of any class of the Company’s Common Stock (or other Equity Security) (if a transaction in which the person had a direct or indirect material interest occurred or existed), or (6) an immediate family member of the Security holder (if a transaction in which the person had a direct or indirect material interest occurred or existed).

For these purposes, a “Related Person Transaction” is any transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is, or will be a participant and in which a Related Person had, has, or will have a direct interest. The Company has not established a materiality limit for purposes of defining a Related Person Transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Executive officers, directors, and greater than ten percent stockholders are also required by the federal securities rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of the Forms 3, 4 and 5 received by the Company or representations from certain reporting persons, the Company believes that, during the fiscal year 2012, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were met in a timely manner.

HOUSEHOLDING

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

This year, we expect that a number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

We will promptly deliver to you a separate copy of our annual report and proxy materials for the 2012 Annual Meeting and for future meetings if you so request. Please also contact Broadridge ICS if you wish to request delivery of a single copy of materials if you currently receive multiple copies.

COMMUNICATING WITH US

Communicating with the Board
If you would like to contact the Board, including a committee of the Board, you may write to the following address:

       Board of Directors
       c/o Corporate Secretary
       Cirrus Logic, Inc.
       800 West 6th Street
       Austin, Texas 78701

The Corporate Secretary or chair of the Governance and Nominating Committee, as appropriate, reviews all correspondence addressed to the Board and regularly forwards to the Board all such correspondence that, in the opinion of the Corporate Secretary or chair of the Governance and Nominating Committee, deals with the functions of the Board or the Board Committees. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or individual Board members. Concerns relating to accounting, internal controls, or auditing issues will be immediately brought to the attention of the chair of the Audit Committee.

Other Communications
If you would like to receive information about the Company, you may use one of these convenient methods:

1.	To have information such as our latest Annual Report on Form 10-K or Form 10-Q mailed to you, please call our Investor Relations Department at (512) 851-4125.

2.	To view our home page on the Internet, use our Web site address: www.cirrus.com. Our home page provides you access to product, marketing and financial data, job listings, and an on-line version of this proxy statement, our Annual Report on Form 10-K, and other filings with the SEC.

If you would like to write to us, please send your correspondence to the following address:

       Cirrus Logic, Inc.
       Attention: Investor Relations
       800 West 6th Street
       Austin, TX 78701

If you would like to inquire about stock transfer requirements, lost certificates, and change of stockholder address, please contact our transfer agent, Computershare Investor Services, at (877) 373-6374 (toll free) or (781) 575-2879 or by email to shareholder@computershare.com. You may also visit their Web site at www.computershare.com for step-by-step transfer instructions.

If you would like to report any inappropriate, illegal, or criminal conduct by any employee, agent, or representative of the Company; any violation of the Company’s Code of Conduct; or any complaint or concern regarding accounting, internal accounting controls or auditing matters, you may file an anonymous and confidential report by contacting EthicsPoint, an independent reporting system provider, by telephone at 1-866-384-4277 (1-866-ETHICSP), or through its website at www.ethicspoint.com.

ANNUAL REPORT

On May 30, 2012, we filed with the SEC an Annual Report on Form 10-K for the fiscal year ended March 31, 2012. The Annual Report on Form 10-K has been provided concurrently with this proxy Statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Stockholders may also obtain a copy of the Annual Report on Form 10-K and any of our other SEC reports, free of charge, (1) from the SEC’s website at www.sec.gov, (2) from our website at investor.cirrus.com, or (3) by writing to Investor Relations, Cirrus Logic, Inc., 800 West 6th Street, Austin, TX 78701. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.

BY ORDER OF THE BOARD OF DIRECTORS

Jason P. Rhode President and Chief Executive Officer Austin, Texas May 30, 2012

ANNEX

INCENTIVE PLAN RECONCILIATION

	6 Months Ended
	Mar. 31, 2012	Sep. 24 2012
	2H’12	1H’12
Net Revenue	$232,999	$193,845
Cost of Sales	$104,622	$91,779
Gross Profit	$128,377	$102,066

Total Operating Expenses	$81,090	$69,815

Total Operating Income	$47,287	$32,251
Operating Income Percentage	20%	17%

Operating Income Reconciliation
GAAP Operating Income	$47,287	$32,251
Amortization of acquisition intangibles	$706	$706
Stock compensation expense - COGS	$205	$192
Stock compensation expense - Opex	$6,015	$5,766
Other adjustments **	$263	$622
Bonus VCP, Executive, Leadership Plan Exclusion - COGS	$406	$136
Bonus VCP, Executive, Leadership Plan Exclusion - Opex	$6,087	$2,639
Non GAAP Operating Income Used for Bonus Plans	$60,969	$42,311
Non GAAP Operating Income Percentage Used for Bonus Plans	26%	22%

Exhibit A

Cirrus Logic, Inc.

Charter of the Compensation Committee
of the Board of Directors

The Board of Directors (the “Board”) of Cirrus Logic, Inc. (the “Company”) has constituted and established a Compensation Committee (the “Compensation Committee”) with the authority, responsibility and specific duties as described in this Compensation Committee Charter (this “Charter”).

I. Purpose

The primary purpose of the Compensation Committee is to (i) review and recommend to the Independent Directors of the Board of Directors (as hereinafter defined) for approval the compensation of directors, (ii) review and approve the compensation of the Company’s Chief Executive Officer and other executive officers who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (“Executive Officers”), (iii) review the Company’s general compensation policies for other employees on an annual basis, and (iv) produce an annual report on executive compensation for public disclosure in the Company’s proxy statement or otherwise as required by applicable laws, rules, and regulations.

The purposes and provisions specified in this Charter are meant to serve as guidelines, and the Compensation Committee is delegated the authority to adopt additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. Nothing herein is intended to expand applicable standards of liability under state or federal law for directors of a corporation.

II. Appointment

The members of the Compensation Committee shall be designated by the Board consistent with the following requirements:

  The Compensation Committee shall consist of three or more directors, as determined by the Board.

  Each member of the Compensation Committee shall satisfy the applicable independence requirements of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market (“Nasdaq”).

Compensation Committee members shall be designated annually by the Board. Members shall serve until the successors shall be duly designated and qualified. Any member may be removed at any time, with or without cause, by a majority of the Board then in office. Any vacancy in the Compensation Committee occurring for any cause whatsoever may be filled by a majority of the Board then in office.

The Compensation Committee’s chairperson shall be designated by the Board, or if it does not do so, the Compensation Committee members shall elect a chairperson by vote of a majority of the Compensation Committee. A majority of the members of the Compensation Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Compensation Committee.

The Compensation Committee may form and delegate authority to subcommittees when appropriate. For example, in the event that not all of the members of the Compensation Committee are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, the Compensation Committee may authorize a subcommittee of not less than two members who are

“outside directors” to review and approve all elements of performance-based compensation that may require approval by a committee of “outside directors” in order for such compensation to qualify for deductibility under Section 162(m) and related regulations.

III. Duties and Responsibilities

The Compensation Committee shall have the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

1.	Review and approve the corporate performance goals and targets relevant to the Company’s Management and Key Individual Contributor Incentive Plan.

2.	Review and approve for the Chief Executive and other Executive Officers of the Company the following: (a) compensation policies; (b) annual base salary compensation; (c) bonus or incentive plan(s), (d) perquisites; (e) employment agreements, severance arrangements and change in control agreements/provisions; and (f) any other special or supplemental benefits or compensation applicable to the Chief Executive Officer and other Executive Officers to ensure that such items are aligned with the Company’s objectives and stockholder interests. In reviewing and approving the compensation for the Chief Executive Officer and other Executive Officers, the Committee may consider any factors considered appropriate by the Committee, including, but not limited to: (a) Company performance; (b) individual performance; (c) external pay practices of competitors and similarly situated companies; (d) the strategic importance of the officer’s position, as well as internal pay equity and the officer’s time in the position; and (e) the results of any recent stockholder advisory vote on executive compensation (the “say-on-pay vote”).

3.	Review on an annual basis the Company’s general compensation policies and programs applicable to non-executive employees of the Company.

4.	Review annually the Company’s bonus, incentive and other benefit plans. Review and recommend for approval by the directors of the Board of Directors who satisfy the independence requirements of the SEC and Nasdaq (the “Independent Directors”) any new plans, and amendments and modifications to any existing plan, that include executive officers as participants in the plan and/or are subject to applicable stockholder approval requirements.

5.	Administer the Company’s various equity plans, review and approve policies and procedures for awarding grants under such plans, and review and approve option, restricted stock, stock appreciation right and other equity-based grants to employees, the Chief Executive Officer, and other Executive Officers.

6.	Review the compensation and benefits for the Company’s non-employee directors, and recommend for approval by the Independent Directors any changes in the compensation and benefits.

7.	Establish rules and regulations and perform all other administrative or management duties required of the Board of Directors or the Compensation Committee by the provisions of any compensation or benefit plan maintained by the Company.

8.	Provide, over the names of the members of the Committee, the required Compensation Committee report for the Company’s annual report or proxy statement for the annual meeting of shareholders.

9.	Review and discuss with the Company’s management the Compensation Discussion and Analysis required by Securities and Exchange Commission Regulation S-K, Item 402. Based on such review and discussion, the Committee shall determine whether to recommend to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s annual report or proxy statement for the annual meeting of shareholders.

10.	Determine and recommend to the Board of Directors of the Company a desired frequency for say-on-pay votes to be proposed to stockholders at an annual meeting at least once every six years and in accordance with applicable law, SEC rules and NASDAQ listing requirements.

11.	Review and recommend to the Board of Directors of the Company proposed say-on-pay resolutions to be included in the Company’s proxy statement for annual meetings of shareholders.

12.	Perform any other activities consistent with this Charter and applicable law as the Compensation Committee or the Board of Directors may deem appropriate.

IV. Meetings

The Compensation Committee shall meet at least two times annually or more frequently as necessary. The chairperson of the Compensation Committee will preside at each meeting of the Compensation Committee and, in consultation with other members of the Compensation Committee, shall determine the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson will ensure that the agenda for each meeting is circulated in advance of the meeting. The meetings will be held in accordance with applicable SEC and Nasdaq rules.

V. Reporting

The Compensation Committee will apprise the Board of Directors regularly of significant developments in the course of performing the above responsibilities and duties, including reviewing with the Board of Directors any issues that arise with respect to the quality or integrity of the Company’s compliance with legal or regulatory requirements.

VI. Compensation

Each member of the Compensation Committee shall be entitled to compensation for their service on the Committee and to reimbursement for associated reasonable out-of-pocket expenses.

VII. Additional Resources

To assist the Compensation Committee in fulfilling its duties, management will provide the Compensation Committee with information and recommendations as needed and requested. If appropriate, the Committee may hire advisors in the field of executive compensation to assist with its evaluation of director, CEO or senior executive compensation. The Committee shall have the sole authority to retain and to terminate such advisors, and to approve the advisors’ fees and other retention terms. Before selecting an advisor, the Committee shall consider all applicable independence standards for compensation committee advisors.

The Committee shall also have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. However, the Committee may not retain the Company’s auditors for any purpose without prior approval from the Company’s Audit Committee.

Exhibit B

Cirrus Logic, Inc.

Corporate Governance Guidelines

I.	Director Qualifications

General
The Board of Directors (the “Board”) of Cirrus Logic, Inc. (the “Company”) will have at least two-thirds (2/3rds) of its directors who meet the criteria for independence required by the applicable listing standards of the Nasdaq Stock Market, Inc. (the “NASDAQ”), other applicable laws and regulations, and the standards set forth in Exhibit A to these Guidelines (the “Independent Directors”). The Nominating and Governance Committee (the “Governance Committee”) will review, on an annual basis, the requisite skills and characteristics of all Board members, taking into consideration skills and experience in the context of the needs of the Board. Nominees for directorship will be selected and considered by the Governance Committee in accordance with its charter. An invitation to join the Board should be extended on behalf of the Board by the Chair of the Governance Committee and the Chair of the Board. The Chief Executive Officer shall be the only member of the Board who is an executive officer of the Company.

Size of Board
Subject to the Company’s Certificate of Incorporation and By-Laws, the Board shall be limited to seven or fewer members, except during certain periods, such as director transitions and the integration of acquisitions.

Service on Other Boards
Due to the commitment of time required to adequately fulfill the responsibilities of Board membership, no director may serve on more than five other public company boards. Directors should advise the Chairman of the Board and the Chair of the Governance Committee in advance of accepting an invitation to serve on another company board.

Board Evaluation Process
The Governance Committee will oversee an annual self-assessment of the Board’s performance as well as the performance of each committee of the Board.

Annual Review for Re-Election
The Governance Committee will review each director’s continuation on the Board every year. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.

Directors Who Change Their Present Job Responsibility
It is not necessary that directors leave the Board when they retire or change from the position they held when they joined the Board. A director should, however, offer to resign to provide an opportunity for the Board, via the Governance Committee, to review the continued appropriateness of Board membership under the circumstances.

Retirement Policy
Board members will retire at the first stockholders’ meeting in which directors will be elected following the director’s 75th birthday.

II.	Director Responsibilities

General

The basic responsibility of each director is to exercise his or her business judgment to act in what he or she reasonably believes to be in the best interest of the Company and its stockholders. In discharging this obligation, directors should be entitled to rely on the honesty and integrity of the Company’s executive officers and its outside advisors and auditors. The directors shall also be entitled to have the Company purchase reasonable directors’ liability insurance on their behalf, and to receive the benefits of indemnification to the fullest extent permitted by law and the Company’s Certificate of Incorporation, By-Laws and any indemnification agreements.

Selection of Chairman of the Board

The Board is free to select its Chairman in the manner and upon the criteria that it deems best for the Company at the time of selection, except that the Chief Executive Officer shall not be eligible to be selected as Chairman of the Board. The Chairman of the Board will:

a)	Seek input from all directors as to the preparation of the agendas for Company board and Committee meetings;

b)	Advise the Board as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the Independent Directors to effectively and responsibly perform their duties; and

c)	Assist the Company’s officers in assuring compliance with and implementation of all applicable corporate and securities laws and be principally responsible for revisions to the Company’s governance guidelines for compliance and implement of same.

Lead Independent Director

In the event that the Chairman of the Board is not an Independent Director, the Independent Directors will designate an Independent Director to be the “Lead Independent Director.” The Lead Independent Director shall coordinate the activities of the other Independent Directors and perform various other duties. Service of the Lead Independent Director shall not exceed five (5) years.

Attendance at Board Meetings

Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting generally should be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting. Sensitive subject matters may be discussed at the meeting without written materials being distributed in advance or at the meeting.

Attendance at Annual Meeting

Directors are expected to attend the Company’s annual meeting absent extraordinary circumstances. To facilitate attendance and reduce travel costs, the annual meeting should be scheduled to occur around the same time as a periodic meeting of the Board.

Content of Board Meetings

The Chairman of the Board will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Company’s long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.

Executive Session

The Company’s independent directors who satisfy the independence requirements of the NASD will usually meet in executive session during each regularly scheduled Board meeting.

Potential Conflicts of Interest

Board members are required to accurately and completely disclose to the Board (or any applicable committee) all financial interest or personal interest that he or she has in any contract or transaction that is being considered by the Board (or any committee) for approval. Disclosed conflicts of interest shall be included in the minutes of the meeting.

Board Interaction with Investors, Press, Customers, etc.

The Board believes that the management speaks for the Company when dealing with the media, investors, rating agencies, stockholders, customers, regulators and other similar constituencies.

III.	Board Committees

General

The Board will have at all times an Audit Committee, a Compensation Committee and a Governance Committee. All of the members of these committees will meet the criteria for independence required by applicable listing standards of the NASDAQ and other applicable laws and regulations. Committee members will be appointed by the Board upon recommendation of the Governance Committee with consideration of the desires of individual directors. It is the belief of the Board that consideration should be given to rotating committee members periodically. It is expected that each committee Chair will have had previous service on the applicable committee.

Charters

Each committee will have its own charter, which is approved by the Board. The charters will establish the purposes, goals and responsibilities of the committees, as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure, operations and reporting to the Board.

Schedule and Timing of Meetings

The Chair of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chair of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year, each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors. Board members are welcome to attend any Committee meeting, whether they are a member of the committee or not.

Additional Committees The Board may, from time to time, establish or maintain additional committees as deemed necessary or appropriate.

IV.	Director Access To Officers and Employees

Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent deemed appropriate by the director, inform the Chief Executive Officer that such communications are taking place.

V.	Director Compensation

General

The Board believes that director compensation should include components that are designed to align the interests of the directors with the interests of stockholders and that the aggregate value of director compensation and perquisites should generally be at or near the median level of director compensation at peer companies. The form and amount of director compensation will be recommended to the Board by the Compensation Committee in accordance with the policies and principles set forth in its charter.

Expense Reimbursement

A director of the Company will be reimbursed for any ordinary and necessary business and professional expense incurred on behalf of the Company, if the following conditions are satisfied: (a) the expenses are reasonable in amount; (b) the director documents the amount, date, place (for transportation, travel and entertainment expenses), business purpose (and for entertainment expenses, the business relationship of the person or persons entertained) of each such expense with the same kind of documentary evidence as would be required to support a deduction of the expense on the director’s federal income tax return; and (c) the director substantiates such expenses by providing the Company with an accounting of such expenses no less frequently than monthly. Examples of reimbursable business expenses include local transportation, overnight travel (including lodging and meals), entertainment, education and professional dues. Under no circumstances will the Company reimburse a director for business or professional expenses incurred that are not properly substantiated according to this policy.

In no event will an expense be reimbursed if substantiated more than sixty (60) days after the expense is paid or incurred by the director. In addition, any reimbursement by the Company that exceeds the amount of business or professional expenses properly accounted for by a director pursuant to this policy must be returned to the Company within 120 days after the associated expenses are paid

It is the Company’s intent that this reimbursement policy be classified as an accountable plan. Accordingly, the Company will not include in a director’s form 1099 the amount of any business or professional expense properly substantiated and reimbursed according to this policy.

Charitable Contributions

Charitable contributions by the Company exceeding $10,000 in any calendar year to an organization in which an independent director is affiliated shall be subject to the approval of the Compensation Committee, which shall consider the impact of any such contributions on the applicable director’s independence.

VI.	Continuing Director Education

The Board believes that it is appropriate for directors, at their discretion, to attend continuing director education programs related to their duties as directors. Upon approval by the Chair of the Governance Committee, the Company will reimburse reasonable continuing education and travel expenses incurred by a director in attending such programs. The Company will provide a reasonable budget to each member of the Board for the purpose of attending director education programs of the director’s choosing.

VII.	Management Evaluation, Compensation Review and Succession Planning

Review of CEO and Executive Officers

The Board of Directors will review the Chief Executive Officer’s, the Chief Financial Officer’s, and the Chief Legal Officer’s (or General Counsel) performance on an annual basis.

Compensation Review

At least once every three years, the Compensation Committee shall select and retain an independent consultant to conduct a comparative study of the Company’s executive compensation polices, practices, and procedures (including specifically with respect to options) relative to other public companies and prepare and submit to the Compensation Committee a report and recommendations.

Succession Planning

The Board of Directors will evaluate and nominate potential successors to the Chief Executive Officer. The Chief Executive Officer may make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

VIII.	Option Granting Procedures

In addition to the standard controls and procedures with respect to the Company’s stock option granting procedures, The Company shall require the following:

a)	All stock option grants to directors and executive officers of the Company subject to the requirements of Section 16 of the Securities Exchange Act of 1934, shall be disclosed by or on behalf of the director or executive officer within two business days of such grants;

b)	All grants of options to executive officers and directors shall be made only at a meeting of the Company’s Board or Compensation Committee and not by unanimous written consent. The Company’s General Counsel and/or Corporate Counsel shall attend any and all meetings where options are granted; and

c)	Stock options granted to all officers, directors and employees shall be granted on predetermined dates. In setting these predetermined dates, the Company will not have any program, plan or practice to time option grants in coordination with the release of material non-public information. The Company shall complete all grant documentation required to approve the option grants and circulate that information to those approving the grants prior to the predetermined grant dates.

IX.	Director Nominations Process

Annual Review

The Governance Committee will review annually the needs of the Board for various skills, experience, expected contributions and other characteristics in determining the director candidates to be nominated for election at the annual meeting of stockholders. The Governance Committee will evaluate candidates for directors proposed by directors, stockholders or management in light of the committee’s views of the current needs of the Board for certain skills, experience or other characteristics, the candidate’s background, skills, experience, other characteristics and expected contributions and the qualification standards established from time to time by the Governance Committee. If the committee believes that the Board requires additional candidates for nomination, the Committee may engage a third party search firm to assist in identifying qualified candidates. All directors and nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee. In making the determinations regarding nominations of directors, the Governance Committee may take into account the benefits of diverse viewpoints as well as the benefits of a constructive working relationship among directors.

Nominations Process

In considering candidates recommended by stockholders for the Company’s Board, the Governance Committee shall follow the following process:

a)	The Governance Committee shall consider all candidates as recommended by a stockholder (or group of stockholders) who own at least 5% of the Company’s outstanding common stock and who have held such shares for at least one year (an “Eligible Stockholder”);

b)	An Eligible Stockholder wishing to recommend a candidate must submit the following not less than 120 calendar days prior to the anniversary of the date the proxy was released to the shareholders in connection with the previous year’s annual meeting: (A) a recommendation that identifies the candidate and provides contact information; (B) the written consent of the candidate to serve as a director of the Company, if elected; and (C) documentation establishing that the shareholder making the recommendation is an Eligible Stockholder;

c)	Upon timely receipt of the required documents, the Corporate Secretary will determine if the shareholder submitting the recommendation is an Eligible Stockholder based on such documents. The Corporate Secretary will inform the stockholder of his or her determination;

d)	If the candidate is to be evaluated by the Governance Committee, the Corporate Secretary will request a resume, a completed director and officer questionnaire, a completed statement regarding conflicts of interest, and a waiver of liability for background check from the candidate. To evaluate the candidate and consider such candidate for nomination by the Board, such documents must be received from the candidate before the first day of March preceding the annual meeting; and

e)	If, in the exercise of its business judgment, the Governance Committee determines not to nominate the Eligible Stockholder’s initial candidate, the Governance Committee will inform the Eligible Stockholder of its decision and provide the stockholder the opportunity to submit one alternate candidate; provided, however, the Committee shall not be obligated to consider a candidate if the Committee does not receive within 30 calendar days of its notice of determination: (A) the written consent of the candidate to serve as a director of the

Company, if elected; and (B) the documents required above. The Governance Committee will, in the exercise of its business judgment, determine whether to nominate the alternate candidate for election to the Board.

X.	Shareholder Proposals

All shareholder proposals that are required to be included in the Company’s proxy statement shall be evaluated by a committee of at least three Independent Directors. Such committee shall determine, with the assistance of outside advisors, if necessary, whether the shareholder proposal is in the best interest of the Company. The committee shall recommend to the Board for or against such shareholder proposal and the reasons for such recommendation. The Board shall publish the recommendation for or against such proposal and the reason for such recommendation in a proxy statement.

XI.	Communications with the Board of Directors

The Corporate Secretary, or the Chair of the Governance Committee, as appropriate, shall review correspondence addressed to the Board and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary and/or the Chair of the Governance Committee, deals with the functions of the Board or committees thereof. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board of Directors or individual members thereof. Concerns relating to accounting, internal controls, or auditing issues will be immediately brought to the attention of the Audit Committee Chair.

Exhibit A

Cirrus Logic Director Independence Standards

     Cirrus Logic, Inc. provides that the following requirements should be met in order for a director to be considered “independent”:

a)	The director has not been employed by the Company or any of its affiliates (defined as any individual or business entity that owns at least 5% of the securities of the Company having ordinary voting power) at any time during the preceding three years;

b)	The director has not received, during the current calendar year or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimus remuneration, as a result of service as, or compensation paid to an entity affiliated with the individual who serves as (1) an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management; or (2) a significant customer or supplier of the Company;

c)	The director has no personal services contract with the Company;

d)	The director is not employed and compensated by a not-for-profit entity that receives from the Company significant contributions that are required to be disclosed in the Company’s proxy statement;

e)	The director is not a member of the immediate family of any person who fails to satisfy the Company’s Director Independence Standards, except that with respect to employment with the Company or its affiliates, employment of immediate family members will not negate independence unless such employment is in an executive officer or director position;

f)	The director has no interest in any investment that the director jointly acquired in conjunction with the Company;

g)	During the current fiscal year or any of the three immediately preceding fiscal years, a company of which the director is an executive officer or an employee has not had any business relationship with the Company for which the Company has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission (“SEC”), other than for service as a director or for which relationship no more than de minimus remuneration was received in any one such year; provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent; and

h)	The director shall not be employed by a public company at which an executive officer of the Company serves as a director.

i)	A director is deemed to have received remuneration (other than remuneration as a director including remuneration provided to a non-executive Chairman of the Board, Committee Chairman, or Lead Independent Director), directly or indirectly, if remuneration, other than de minimus remuneration, was paid by the Company, its subsidiaries or affiliates, to any entity in which the director has beneficial ownership interest of 5% or more, or to an entity by which the director is employed or self-employed other than as a director. Remuneration is deemed de minimus remuneration if such remuneration is $50,000 or less in any calendar year, or if such remuneration is paid to an entity, it (1) did not for the calendar year exceed 5% of the gross revenues of the entity, or $200,000, whichever is more; and (2) did not directly result in a material increase in the compensation received by the director from that entity.

Annual Meeting of Stockholders	Annual Meeting of Stockholders
Cirrus Logic, Inc.	Cirrus Logic, Inc.
800 West 6th Street	800 West 6th Street
Austin, Texas 78701	Austin, Texas 78701
July 26, 2012	July 26, 2012
11:00 A.M.	11:00 A.M.

ADMIT ONE	ADMIT ONE

CIRRUS LOGIC, INC. 2901 VIA FORTUNA AUSTIN, TX 78746
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Cirrus Logic, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 25, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 25, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M47415-P26726	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CIRRUS LOGIC, INC.		For	Withhold	For All
		All	All	Except
The Board of Directors recommends you vote FOR the following nominees:

1.	Election of Directors:	☐	☐	☐

Nominees:

	01)	John C. Carter
	02)	Timothy R. Dehne
	03)	Jason P. Rhode
	04)	Alan R. Schuele
	05)	William D. Sherman
	06)	Susan Wang
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposals:

2.	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending March 30, 2013.	☐	☐	☐

3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Company's Annual Report are available at www.proxyvote.com.

M47416-P26726

CIRRUS LOGIC, INC.
PROXY FOR 2012 ANNUAL MEETING OF STOCKHOLDERS
JULY 26, 2012 AT 11:00 A.M. (CENTRAL DAYLIGHT TIME)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of CIRRUS LOGIC, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 30, 2012, and the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2012, and hereby appoints Thurman K. Case and Gregory Scott Thomas, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2012 Annual Meeting of Stockholders of CIRRUS LOGIC, INC., to be held on July 26, 2012 at 11:00 a.m. local time at Cirrus Logic, Inc., 800 West 6th Street, Austin, TX 78701, and at any adjournments or postponements thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side